                                                                   EXHIBIT 10.20

                                  OFFICE LEASE
                             SUMMARY OF LEASE TERMS


475 Brannan Street                                     San Francisco, California

A.    Date: July 16, 1999

B.    Landlord:                            SKS Brannan Associates, LLC, a Delaware
                                           limited liability company

      Landlord's address for notices:      c/o SKS Investments
      [Paragraph 23(k)]                    500 Treat Avenue
                                           Suite 200
                                           San Francisco, CA 94110
                                           Attn: Mr. Paul Stein

C.    Tenant:                              Quokka Sports, Inc., a Delaware corporation

      Tenant's address for notices:        525 Brannan Street
      [Paragraph 23(k)]                    San Francisco, CA  94107

                                           with a copy to:

                                           Paul Churchill, Esq.
                                           Cooley Godward, LLP
                                           One Maritime Plaza, 20th Floor
                                           San Francisco, CA  94111

      Tenant Contact Person:               Les Schmidt

D.    Floor(s) on which Premises are       1st and 2nd
      situated:  [Paragraph 1(f)]

E.    Rentable area of Premises:           88,386 square feet
      [Paragraph 1(f)]

F.    Tenant's Percentage Share:
      [Paragraph 1(j)]

      Operating Expenses:                  36.16%

      Real Property Taxes:                 36.16%

G.    Term; Estimated Commencement and     Ten (10) years; March 1, 2000 to February 28,
      Expiration Dates:  [Paragraph 2]     2010

H.    Basic Monthly Rental:                Years                 Basic Monthly Rental
      [Paragraph 3(a)]
                                           1-3                          $206,233.00
                                           4-7                          $232,013.00
                                           8-10                         $261,475.00


      Basic Annual Rental:                 Years                 Basic Annual Rental

                                           1-3                          $2,474,802.00
                                           4-7                          $2,784,159.00
                                           8-10                         $3,137,703.00


I.    Security Deposit:                    $2,500,000.00
      [Paragraph 3(e)]

J.    Broker(s):                           Triton Commercial Real Estate, Inc.
      [Paragraph 23(q)]

K.    Exhibits and addenda:                Exhibit A -    Floor Plan
      [Paragraph 23(u)]                    Exhibit B -    Building Rules and Regulations
                                           Exhibit C -    Construction Agreement for the
                                                          Initial Improvement of the
                                                          Premises
                                           Exhibit D -    Commencement Date Memorandum

The provisions of the Lease identified above in brackets are those provisions where references to particular Lease Terms appear. Each such reference shall incorporate the applicable Lease

Terms. In the event of any conflict between the Summary of Lease Terms and the Lease, the latter shall control.

                                        LANDLORD:

                                        SKS BRANNAN ASSOCIATES, LLC,
                                        a Delaware limited liability company

                                        By SKS Investments LLC,
                                        a Delaware limited liability company,
                                        Member

                                        By: /s/ PAUL STEIN
                                           -------------------------------------
                                                Paul E. Stein           , Member
                                           -----------------------------



                                        TENANT:

                                        QUOKKA SPORTS, INC.,
                                        a Delaware corporation


                                        By: /s/ ALAN RAMADAN
                                           -------------------------------------

                                        Its: President and CEO
                                           -------------------------------------



                                        By: /s/ LES SCHMIDT
                                           -------------------------------------

                                        Its: CFO/EVP
                                           -------------------------------------

                                TABLE OF CONTENTS

                                                                                           Page
                                                                                           ----
1. DEFINITIONS...............................................................................1

2. TERM......................................................................................5

3. RENTAL; SECURITY DEPOSIT..................................................................6

4. TENANT'S SHARE OF OPERATING EXPENSES AND REAL PROPERTY TAXES; ADDITIONAL RENT.............9

5. OTHER TAXES PAYABLE BY TENANT............................................................11

6. USE .................................................................................... 12

7. COMPLIANCE WITH LAWS/ENVIRONMENTAL MATTERS...............................................12

8. ALTERATIONS; LIENS.......................................................................14

9. MAINTENANCE AND REPAIR...................................................................15

10. SERVICES................................................................................16

11. ACCESS CONTROL..........................................................................19

12. ASSIGNMENT AND SUBLETTING...............................................................19
        (a) Restriction on Transfers........................................................19
        (b) Landlord's Right of First Offer; Termination Right..............................21
        (c) Landlord's Approval Process.....................................................22
        (d) Consideration for Transfer......................................................22
        (e) Merger or Consolidation of Tenant; Major Changes................................23
        (f) Transfer of Partnership Interest or Corporate Stock.............................23
        (g) Transfer of Controlling Interest................................................23
        (h) Permitted Transfers.............................................................23
        (i) Documentation...................................................................24
        (j) Options Personal to Original Tenant.............................................24
        (k) Encumbrance of Lease............................................................24
        (l) No Merger.......................................................................25
        (m) Landlord's Costs................................................................25

13. WAIVER; INDEMNIFICATION.................................................................25

14. INSURANCE...............................................................................26

15. PROTECTION OF LENDERS...................................................................28

16. ENTRY BY LANDLORD.......................................................................29

17. ABANDONMENT.............................................................................30

18. DEFAULT AND REMEDIES....................................................................30

19. DAMAGE BY FIRE OR OTHER CASUALTY........................................................32

                                                                                           Page
                                                                                           ----
20. EMINENT DOMAIN..........................................................................34

21. HOLDING OVER............................................................................35

22. BUILDING PLANNING.  Omitted.............................................................35

23. MISCELLANEOUS...........................................................................35
        (a) Limitation of Landlord's Liability..............................................35
        (b) Sale by Landlord................................................................36
        (c) Estoppel Letter.................................................................36
        (d) Financial Statements............................................................37
        (e) Right of Landlord To Perform....................................................37
        (f) Rules and Regulations...........................................................37
        (g) Attorneys' Fees.................................................................38
        (h) Waiver of Jury Trial............................................................38
        (i) Waiver..........................................................................38
        (j) Light, Air and View.............................................................38
        (k) Notices.........................................................................39
        (l) Name............................................................................39
        (m) Governing Law; Severability.....................................................39
        (n) Definitions and Paragraph Headings; Successors..................................39
        (o) Time............................................................................39
        (p) Examination of Lease............................................................39
        (q) Brokerage.......................................................................39
        (r) Directory Board.................................................................40
        (s) Authority.......................................................................40
        (t) Amendments......................................................................40
        (u) Exhibits and Addenda; Entire Agreement..........................................40

24. OPTION TO EXTEND........................................................................41

25. RIGHT OF FIRST OFFER....................................................................42

26. LANDLORD'S RIGHT OF TERMINATION.........................................................44

27. PARKING.................................................................................45

28. SATELLITE DISHES........................................................................46

29. UNDERGROUND STORAGE TANK................................................................46

EXHIBIT A      FLOOR PLAN

EXHIBIT B      BUILDING RULES AND REGULATIONS

EXHIBIT C      CONSTRUCTION AGREEMENT FOR INITIAL IMPROVEMENT OF THE PREMISES

EXHIBIT D      COMMENCEMENT DATE MEMORANDUM

                               475 BRANNAN STREET

                                  OFFICE LEASE


        THIS LEASE is dated for reference purposes only as of July 16, 1999, between SKS BRANNAN ASSOCIATES, LLC ("Landlord"), and Quokka Sports, Inc., a Delaware corporation ("Tenant").

                              W I T N E S S E T H:

        Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Premises described in Paragraph 1(g) below, for the term and subject to the terms, covenants, agreements and conditions hereinafter set forth.

        1.      DEFINITIONS.

                In addition to terms that are defined elsewhere in this Lease, unless the context otherwise specifies or requires, the following terms shall have the meanings herein specified:

                (a) The term "Building" shall mean the office building located at 475 Brannan Street in San Francisco, California.

                (b) The term "Base Building Improvements" shall mean those improvements installed in the Premises at Landlord's expense pursuant to the Construction Agreement for the Initial Improvement of the Premises (the "Construction Agreement") attached hereto as Exhibit C.

                (c)     Omitted.

                (d) The term "Land" means the parcel(s) of land on which the Building and the adjacent below grade parking lot ("Parking Lot") are located.

                (e) The term "Operating Expenses" shall mean, subject to certain exclusions set forth herein, the total costs and expenses incurred by Landlord in connection with the management, operation, maintenance, repair and ownership of the Real Property (as defined in Paragraph 1(g) hereof), including, without limitation, the following costs: (1) salaries, wages, bonuses and other compensation (including hospitalization, medical, surgical, retirement plan, pension plan, union dues, life insurance, including group life insurance, welfare and other fringe benefits, and vacation, holidays and other paid absence benefits) relating to employees of Landlord or its agents, to the extent engaged in the management, operation, repair, or maintenance of the Real Property and costs of training such employees; (2) payroll, social security, workers' compensation, unemployment and similar taxes with respect to such employees of Landlord or its agents, and the cost of providing disability or other benefits imposed by law or otherwise, with respect to such employees; (3) uniforms (including the cleaning, replacement and pressing thereof) provided to such employees; (4) except as provided in Paragraph 14(f) below, premiums and other charges incurred by Landlord with respect to fire, other casualty, boiler and machinery, theft, rent interruption liability insurance, any other insurance as is deemed necessary or advisable in the reasonable judgment of Landlord and commonly maintained by owners of comparable buildings, or any insurance required by the holder of any Superior Interest (as defined in Paragraph 15), all in such amounts as Landlord reasonably determines to be appropriate, and the actual costs paid by Landlord (and not reimbursed by insurance) in repairing an insured casualty to the Building to the extent of the deductible amount under the applicable insurance policy; (5) water charges and sewer rents or fees; (6) license, permit and inspection fees and charges; (7) sales, use and excise taxes on goods and services purchased by Landlord in connection with the operation, maintenance or repair of the Real Property and Building systems and equipment; (8) telephone, telegraph, postage, stationery supplies and other expenses incurred in connection with the operation, maintenance, or repair of the Real Property; (9) market rate management fees and expenses (including fees and expenses for accounting, financial management, data processing and information services) and costs of tenant service programs; (10) repairs to and physical maintenance of the Real Property, including Building systems and appurtenances thereto and normal repair and replacement of worn-out equipment, facilities and installations, but excluding the replacement of major Building systems (except to the extent otherwise included as an Operating Expense pursuant to this Paragraph 1(e)); (11) janitorial, window cleaning, guard, extermination, water treatment, rubbish removal, plumbing and other services and inspection or service contracts for elevator, electrical, mechanical, sanitary, heating, ventilation and air conditioning, and other building equipment and systems or as may otherwise be necessary or proper for the operation or maintenance of the Real Property; (12) supplies, tools, materials and equipment used in connection with the operation, maintenance or repair of the Real Property; (13) accounting, legal and other professional, consulting or service fees and expenses incurred in connection with the Real Property; (14) painting the exterior or the public or common areas of the Building and the cost of maintaining the sidewalks, landscaping and other common areas of the Real Property; (15) all costs and expenses for electricity, chilled water, air conditioning, water for heating, gas, fuel, steam, heat, lights, sewer service, communications service, power and other energy related utilities required in connection with the operation, maintenance and repair of the Real Property; (16) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord during the Term of this Lease required under any governmental law, regulation or insurance requirement with which the Real Property was not required to comply prior to the Commencement Date (as defined in Paragraph 2), such cost or allocable portion to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate (as defined in Paragraph 3(c)) charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (17) the cost of any capital improvements made by Landlord to the Building or capital assets acquired by Landlord during the Term of this Lease for the protection of the health and safety of the occupants of the Real Property or that are designed to reduce other Operating Expenses, such cost or allocable portion thereof to be amortized over the useful life thereof (except that with respect to capital improvements or capital assets designed to reduce other Operating Expenses,

Landlord may include as an Operating Expense in any calendar year only the portion of the cost of such capital improvement or capital asset equal to the reduction in other Operating Expenses or Landlord's reasonable estimate of the reduction in other Operating Expenses realized during such calendar year as a result of such capital improvement or capital asset), together with interest on the unamortized balance at a rate per annum equal to the Reference Rate charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (18) the cost of furniture, window coverings, carpeting, decorations, landscaping and other customary and ordinary items of personal property provided by Landlord for use in common areas of the Real Property or in the Building office (to the extent that such Building office is dedicated to the operation and management of the Real Property), such costs to be amortized over the useful life thereof; (19) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord and used solely in connection with the Real Property during the Term of this Lease to the extent that the cost of any such improvement or asset is less than five thousand dollars ($5,000); (20) the cost of any capital improvements made by Landlord to the Real Property or capital assets acquired by Landlord and reasonably allocated to the Real Property during the Term of this Lease which have a useful life of five (5) years or less (and the cost of which is not otherwise included in Operating Expenses pursuant to this Paragraph 1(e)), such cost to be amortized over the useful life thereof, together with interest on the unamortized balance at a rate per annum equal to the Reference Rate charged at the time such capital improvements or capital assets are constructed or acquired or such higher rate as may have been paid by Landlord on funds borrowed for the purpose of constructing or acquiring such capital improvements or capital assets, but in either case not more than the maximum rate permitted by law at the time such capital improvements or capital assets are constructed or acquired; (21) any such expenses and costs resulting from substitution of work, labor, material or services in lieu of any of the above itemizations, or for any such additional work, labor, services or material resulting from compliance with any governmental laws, rules, regulations or orders applicable to the Real Property or any part thereof not in effect at the Commencement Date; (22) property management office rent or rental value; and (23) cost of operation, repair and maintenance of the parking lot serving the Building, including resurfacing, restriping and cleaning, in excess of parking lot revenues.

        To the extent costs and expenses described above relate to both the Real Property and other property, such costs and expenses shall, in determining the amount of Operating Expenses, be allocated equitably based upon the percentage attributable to each property.

        Operating Expenses shall not include the following: (i) depreciation on the Building or Real Property; (ii) debt service, loan fees or other carrying cost attributable to any mortgage or deed of trust; (iii) rental under any ground or underlying lease; (iv) interest (except as expressly provided in this Paragraph 1(e)); (v) Real Property Taxes; (vi) attorneys' fees and expenses incurred in connection with lease negotiations with prospective Building tenants; (vii) the cost of any improvements or equipment which would be properly classified as capital expenditures (except for any capital expenditures expressly included in Operating Expenses pursuant to this

Paragraph 1(e)); (viii) the cost of decorating, improving for tenant occupancy, painting or redecorating portions of the Building to be demised to tenants; (ix) advertising expenses relating to vacant space; (x) real estate brokers' or other leasing commissions; or (xi) costs of utilities for tenants' premises; (xii) the cost of any service sold to any tenant (including Tenant) or other occupant for which Landlord is entitled to be reimbursed as an additional charge or rental over and above the basic rent and escalations payable under the lease with such tenant; (xiii) expenses in connection with services or other benefits of a type that are not provided to Tenant but which are provided another tenant or occupant of the Building or Real Property; (xiv) costs incurred due to Landlord's violation of any terms or conditions of this Lease or any other lease relating to the Building or Real Property; (xv) overhead or profit increments paid to Landlord's subsidiaries or affiliates for management or other services on or to the Building or for supplies or other materials to the extent that the cost of the services, supplies, or materials exceeds the cost that would have been paid had the services, supplies, or materials been provided by unaffiliated parties on a competitive basis; (xvi) any compensation paid to clerks, attendants, or other persons in commercial concessions operated by Landlord (excluding the Parking Lot); (xvii) costs of repairs and other work occasioned by fire, windstorm, or other casualty (except as provided in Paragraph 1(e)(4) above); (xviii) any costs, fines, or penalties incurred due to violations by Landlord of any governmental rule or authority, or due to Landlord's gross negligence or willful misconduct; (xix) management costs to the extent they exceed management costs charged for similar facilities in the area; (xx) costs for sculpture, paintings, or other objects of art; (xxi) wages, salaries, or other compensation paid to any executive employees; (xxii) the cost of correcting any building code or other violations which were violations on or prior to the Commencement Date; or (xxiii) the cost of containing, removing, or otherwise remediating any contamination of the Real Property (including the underlying land and ground water) by any toxic or hazardous materials (including, without limitation, asbestos and "PCB's") where such contamination was not caused by Tenant.

                (f) The term "Premises" shall mean the space in the Building designated by cross-hatching on the floor plan(s) attached hereto as Exhibit A (exclusive of the areas, if any, shown by shading) and situated on the floor(s) of the Building specified in Paragraph D of the Summary of Lease Terms, together with the appurtenant right to the use, in common with others, of lobbies, entrances, stairs, elevators and other public portions of the Building. Landlord and Tenant agree that the Premises contain the number of square feet of rentable area specified in Paragraph E of the Summary of Lease Terms. All the outside walls and windows of the Premises and any space in the Premises used for shafts, stacks, pipes, conduits, ducts, electric or other utilities, sinks or other Building facilities, and the use thereof and access thereto through the Premises for the purposes of operation, maintenance and repairs, are reserved to Landlord.

                (g) The term "Real Property" shall mean, collectively, the Land, the Building, the Parking Lot, and the other improvements on the Land.

                (h) The term "Real Property Taxes" shall mean all taxes, assessments (whether general or special), excises, transit charges, housing fund assessments or other housing charges, levies or fees, ordinary or extraordinary, unforeseen as well as foreseen, of any kind, which are assessed, levied, charged, confirmed or imposed on the Real Property or any part thereof, on the Landlord with respect to the Real Property, on the act of entering into this Lease or any other lease of space in the Real Property, on the use or occupancy of the Real Property or any part thereof, with respect to services or utilities consumed in the use, occupancy or operation of the Real Property, or on or measured by the rent payable under this Lease or in connection with the business of renting space in the Real Property, including, without limitation, any gross receipts tax or payroll tax levied with respect to the receipt of such rent, by the City and County of San Francisco, any political subdivision, public corporation, district or other political or public entity or public authority, and shall also include any other tax, fee or other excise, however described, which may be levied or assessed in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other Real Property Taxes. Real Property Taxes shall include reasonable attorneys' fees, costs and disbursements reasonably incurred in connection with proceedings to contest, determine or reduce Real Property Taxes.

        Real Property Taxes shall not include income, franchise, transfer, inheritance or capital stock taxes, unless, due to a change in the method of taxation, any of such taxes is levied or assessed against Landlord in lieu of, as a substitute (in whole or in part) for, or as an addition to, any other charge which would otherwise constitute a part of Real Property Taxes. Notwithstanding the foregoing or any other provision of this Lease to the contrary, Tenant's obligation, if any, to pay any assessments included within Real Property Taxes shall be calculated on the basis of the amount due if Landlord had allowed the assessment to go to bond and the same were to be paid over the longest period available.

                (i) The term "Rental" shall include the Basic Monthly Rental set forth in Paragraph H of the Summary of Lease Terms, all additional rent, and any other charges payable by Tenant to Landlord hereunder.

                (j) The term "Tenant's Percentage Share" shall mean the percentage figures specified in Paragraph F of the Summary of Lease Terms with respect to Operating Expenses and with respect to Real Property Taxes, as applicable.

        2.      TERM.

                (a) The term of this Lease (the "Term") shall commence (the "Commencement Date") on the first to occur of (i) the date the Tenant Improvements are substantially complete, or (ii) March 1, 2000, extended by the sum of (A) the number of days, if any, after December 1, 1999, until the date the Base Building Improvements are substantially complete, or, if earlier, the date the Base Building Improvements would have been substantially complete absent Tenant Delay (as defined in Paragraph 13(b) of the Construction Agreement), plus (B) the number of days of delay in substantial completion of the Tenant Improvements (as defined in Paragraph 1 of the Construction Agreement) due to Force Majeure Events (as defined in Paragraph 14(g) of the Construction Agreement) and/or Landlord Delay (as defined in Paragraph 13(a) of the Construction Agreement). In no event, however, shall the Commencement Date be earlier than January 15, 2000. The Tenant Improvements shall be deemed "substantially complete" when all Tenant Improvements have been constructed, except for minor details of construction, decoration or mechanical adjustment that, individually or in the aggregate, do not materially interfere with Tenant's use and enjoyment of the Premises, and Tenant can legally occupy the Premises. The Base Building Improvements shall be deemed "substantially complete" when all Base Building Improvements have been constructed, except for minor details of construction or mechanical adjustment that, individually or in the aggregate, do not materially interfere with the Contractor's ability to construct the Tenant Improvements ("punch list items"). The Term shall expire (the "Expiration Date") ten (10) years after the Commencement Date unless sooner terminated as herein provided or unless extended pursuant to the provisions of Paragraph 24 hereof. Landlord and Tenant hereby agree to confirm the actual Commencement and Expiration Dates prior to the commencement of the Term, if those dates differ from the dates specified in Paragraph G of the Summary of Lease Terms, by executing and delivering to each other counterparts of a Commencement Date Memorandum in the form of Exhibit D attached hereto, but the Term of this Lease shall commence on the Commencement Date and end on the Expiration Date whether or not such amendment is executed.

                (b) Notwithstanding anything in the foregoing to the contrary, should Landlord fail to complete the Base Building Improvements and deliver the Premises to Tenant by May 1, 2000, as extended by any delays due to Force Majeure Events and/or Tenant Delay, Tenant may elect to terminate this Lease by giving written notice thereof to Landlord no later than ten (10) business days thereafter; provided such notice shall be of no force or effect if Landlord completes the Base Building Improvements and delivers the Premises to Tenant on or before the expiration of such ten (10) business days.

        3.      RENTAL; SECURITY DEPOSIT.

                (a) Tenant agrees to pay to Landlord as Basic Monthly Rental for the Premises the sums specified in Paragraph H of the Summary of Lease Terms.

                (b) Basic Monthly Rental shall be paid to Landlord, in advance, on or before the first day of each and every successive calendar month during the Term hereof. In the event the Term of this Lease commences on a day other than the first day of a calendar month, or ends on a day other than the last day of a calendar month, then the Basic Monthly Rental for the first and/or last fractional months of the Term shall be appropriately prorated. All such prorations shall be made on the basis of a 360-day year consisting of twelve 30-day months.

                (c) Rental shall be paid to Landlord without notice, demand, deduction or offset in lawful money of the United States in immediately available funds or by good check as described below at the office of Landlord at Landlord's address for notices specified in the Summary of Lease Terms, or to such other person or at such other place as Landlord from time to time may designate in writing by notice delivered in accordance with this Lease. Payments made by check must be drawn either on a California financial institution or on a financial institution that is a member of the federal reserve system. All amounts of Rental, if not paid when due, shall bear interest from the due date until paid at an annual rate of interest (the "Interest Rate") equal to the lesser of (i) the maximum annual interest rate allowed by law on such due date for business loans (not primarily for personal, family or household purposes) not exempt from the usury law, or (ii) a rate equal to the sum of five (5) percentage points over the publicly announced reference rate (the "Reference Rate") charged on such due date by the San Francisco Main Office of Bank of America NT & SA (or any successor bank thereto) (or if there is no such publicly announced rate, the rate quoted by such bank in pricing ninety (90) day commercial loans to substantial commercial borrowers). In addition, Tenant acknowledges that late payment by Tenant to Landlord of Rental will cause Landlord to incur costs not contemplated by this Lease, the exact amount of such costs being extremely difficult to fix. Such costs include, without limitation, processing and accounting charges, and late charges that may be imposed on Landlord by the terms of any encumbrance and/or note secured by an encumbrance covering the Premises. Therefore, if any installment of Rental due from Tenant is not received within seven (7) days after Tenant's receipt of notice from Landlord that Rental is past due, Tenant shall pay to Landlord an additional sum of ten percent (10%) of the overdue Rental as a late charge; provided that, if Rental is not paid when due two (2) times during any 12 month period during the Term of this Lease and if Landlord shall have notified Tenant in writing that Tenant shall thereafter be entitled to no further grace periods, then thereafter Tenant shall not be entitled to such ten (10) day grace period, and such late charge shall be assessed on any Rental not paid by 5:00 p.m. on the date due. The parties agree that this late charge represents a fair and reasonable estimate of the costs that Landlord will incur by reason of late payment of Rental by Tenant. Acceptance of any late charge shall not constitute a waiver of Tenant's default with respect to the overdue amount, or prevent Landlord from exercising any of the other rights and remedies available to Landlord.

                (d) Prior to taking occupancy of the Premises, Tenant shall pay Landlord an amount equal to the Basic Monthly Rental for the first month of the Term of this Lease, which amount Landlord shall apply to the Basic Monthly Rental for such first month.

                (e)     (i)     The security deposit specified in Paragraph I of
the Summary of Lease Terms (the "Deposit") shall be paid to Landlord in accordance with the following schedule: Five Hundred Thousand Dollars ($500,000.00) shall be paid on execution of this Lease; an additional Five Hundred Thousand Dollars ($500,000.00) shall be paid concurrently with the first disbursement of Landlord's Contribution pursuant to Exhibit C attached hereto, and the balance thereof shall be paid on December 1, 1999. The Deposit shall be held by Landlord as security for the faithful performance by Tenant of all of the provisions of this Lease to be performed or observed by Tenant. If Tenant fails to pay any Rental, or otherwise defaults with respect to any provision of this Lease, Landlord may (but shall not be obligated to) use, apply or retain all or any portion of the Deposit for the payment of any Rental in default or for the payment of any other sum to which Landlord may become obligated by reason of Tenant's default, or to compensate Landlord for any loss or damage which Landlord may suffer thereby. If Landlord so uses or applies all or any portion of the Deposit, Tenant shall within ten (10) days after demand therefor deposit cash with Landlord in an amount sufficient to restore the Deposit to the full amount thereof, and Tenant's failure to do so shall, at Landlord's option, be an Event of Default (as defined in Paragraph 18(a)) under this Lease. Landlord shall keep the Deposit in a money market account separate from its general accounts. If Tenant performs all of Tenant's obligations hereunder, the Deposit, or so much thereof as has not theretofore been applied by Landlord, shall be returned, together with interest earned thereon, to Tenant (or, at Landlord's option, to the last assignee, if any, of Tenant's interest hereunder) at the expiration of the Term hereof and after

Tenant has vacated the Premises. Landlord's return of the Deposit or any part thereof shall not be construed as an admission that Tenant has performed all of its obligations under this Lease. No trust relationship is created herein between Landlord and Tenant with respect to the Deposit.

                        (ii) The amount of the Deposit may be reduced as of the commencement of the thirteenth (13th) full calendar month of the Term to equal Two Million One Hundred Forty-Two Thousand Eight Hundred Fifty-Seven Dollars ($2,142,857.00); as of the commencement of the twenty-fifth (25th) full calendar month of the Term to equal One Million Seven Hundred Eighty-Five Thousand Seven Hundred Fourteen Dollars ($1,785,714.00); as of the commencement of the thirty-seventh (37th) full calendar month of the Term to equal One Million Four Hundred Twenty-Eight Thousand Five Hundred Seventy-One Dollars ($1,428,571.00); as of the commencement of the forty-ninth (49th) full calendar month of the Term to equal One Million Seventy-One Thousand Four Hundred Twenty-Eight Dollars ($1,071,428.00); as of the commencement of the sixty-first
(61st) full calendar month of the Term to equal Seven Hundred Fourteen Thousand Two Hundred Eighty-Five Dollars ($714,285.00); as of the commencement of the seventy-third (73rd) full calendar month of the Term to equal Three Hundred Fifty-Seven Thousand One Hundred Forty-Two Dollars ($357,142.00); and as of the commencement of the eighty-fifth (85th) full calendar month of the Term may be eliminated (the dates of such permitted reductions are herein referred to as the "Adjustment Dates"); provided, however, in no event shall any such reduction be permitted hereunder if (A) more than one Event of Default under this Lease has occurred prior to the applicable Adjustment Date or (B) Tenant is in default of any of its obligations under this Lease as of the applicable Adjustment Date.

                        (iii) To the extent not previously reduced pursuant to Paragraph 3(e)(ii) above, the amount of the Deposit shall be reduced to One Million Five Hundred Thousand Dollars ($1,500,000.00) at such time as Tenant has maintained for three consecutive fiscal quarters a net worth of not less than Fifty Million Dollars ($50,000,000.00), as determined by financial statements prepared in accordance with the requirements of Paragraph 23(d) below. The amount of the Deposit shall be further reduced to One Million Dollars ($1,000,000.00) at such time as Tenant has maintained for three consecutive fiscal quarters a net worth of not less than Eighty Million Dollars ($80,000,000.00) as determined by such financial statements. Furthermore, should Landlord exercise its right of termination pursuant to Paragraph 26 hereof, the amount of the Deposit then held by Landlord shall be reduced in the same proportion as the rentable square footage of the Premises are so reduced.

                        (iv) Tenant may elect to maintain the Deposit in the form of a letter of credit ("Letter of Credit") in lieu of cash, provided the following conditions are met: The Letter of Credit shall be issued by and drawable upon a commercial bank, trust company, national banking association or savings and loan association (hereinafter referred to as the "Issuing Bank"), with offices for banking purposes in the City of San Francisco, which shall have outstanding unsecured, uninsured and unguaranteed indebtedness, or shall have issued a letter of credit or other credit facility that constitutes the primary security for any outstanding indebtedness (which is otherwise uninsured and unguaranteed), that is then rated, without regard to qualification of such rating by symbols such as "+" or "-" or numerical notation, "Aa" or better by Moody's Investors Service and "AA" or better by Standard & Poor's Corporation, and has combined capital, surplus and undivided profits of not less than Five Hundred Million Dollars ($500,000,000.00). Notwithstanding the foregoing, Landlord hereby agrees that the following institutions are acceptable as the Issuing Bank: San Francisco branches of Bank of America NT&SA, Wells Fargo Bank, N.A. or Citibank, N.A., or Santa Clara County branches of Silicon Valley Bank. The Letter of Credit shall name Landlord as beneficiary, be in the amount of the Deposit, have a term of not less than one (1) year, permit multiple drawings, be fully transferable by Landlord, and otherwise be in form and content reasonably satisfactory to Landlord. If upon any transfer, any fees or charges shall be imposed, then such fees or charges shall be payable solely by Tenant and the Letter of Credit shall so specify. Tenant shall not less than forty-five (45) days prior to its expiry date replace the Letter of Credit with a new Letter of Credit with a term of not less than one (1) year and otherwise complying with the requirements of this Paragraph 3(e). In lieu thereof, the Letter of Credit shall provide that it shall be deemed automatically renewed, without amendment, for consecutive periods of one (1) year thereafter during the Term of this Lease, unless the Issuing Bank sends notice (the "Non-Renewal Notice") to Landlord by certified mail, return receipt requested, not less than forty-five (45) days preceding the then expiration date of the Letter of Credit that it elects not to have such Letter of Credit renewed. If Landlord has received a Non-Renewal Notice, or not later than fifteen (15) days prior to the expiry date of the Letter of Credit Tenant fails to furnish to Landlord a replacement letter of credit in accordance with the terms of this Paragraph 3(e), then Landlord shall have the right to draw the full amount of the Letter of Credit, by sight draft on the Issuing Bank, and shall hold the proceeds of the Letter of Credit pursuant to the terms of this Paragraph 3(e) as a cash security deposit; provided, however, should Tenant thereafter furnish to Landlord a Letter of Credit meeting the requirements of this Paragraph 3(e), such cash proceeds, less all expenses incurred by Landlord, shall be returned to Tenant.

        4. TENANT'S SHARE OF OPERATING EXPENSES AND REAL PROPERTY TAXES; ADDITIONAL RENT.

                (a) In addition to the Basic Monthly Rental payable during the Term of this Lease, Tenant shall pay to Landlord, as additional rent, the applicable Tenant's Percentage Share specified in the Summary of Lease Terms of
(i) Operating Expenses paid or incurred by Landlord in any calendar year during the Term of this Lease, and (ii) Real Property Taxes paid or incurred by Landlord to the extent relating to any tax year (July 1 through June 30) during the Term of this Lease. If it shall not be lawful for Tenant to reimburse Landlord for any increase in Real Property Taxes as defined herein, the Basic Monthly Rental payable to Landlord prior to the imposition of such increases in Real Property Taxes shall be increased to net Landlord the same net Basic Monthly Rental after imposition of such increases in Real Property Taxes as would have been received by Landlord prior to the imposition of such increases in Real Property Taxes.

                (b) During December of each calendar year or as soon thereafter as practicable, Landlord shall give Tenant notice of its estimate of the amounts payable pursuant to Paragraph 4(a) above for the succeeding calendar year. On or before the first day of each month during the succeeding calendar year, Tenant shall pay to Landlord, as additional rent, one twelfth (1/12) of such estimated amounts. If Landlord fails to deliver such notice to Tenant in

December, Tenant shall continue to pay the applicable Tenant's Percentage Share specified in the Summary of Lease Terms of Operating Expenses and Real Property Taxes on the basis of the prior year's estimate until the first day of the next calendar month after such notice is given, provided that on such date Tenant shall pay to Landlord the amount of such estimated adjustment payable to Landlord for prior months during the year in question, less any portion thereof previously paid by Tenant. If at any time it reasonably appears to Landlord that the amounts payable under this Paragraph 4(b) for the current calendar year will vary from Landlord's estimate, Landlord may, by giving written notice to Tenant, revise Landlord's estimate for such year, and subsequent payments by Tenant for such year shall be based on such revised estimate.

                (c) Within ninety (90) days after the close of each calendar year or as soon after such ninety (90) day period as practicable, Landlord shall deliver to Tenant a statement of the amounts payable under Paragraph 4(a) above for such calendar year. If on the basis of such statement Tenant owes an amount that is more than the estimated payments for such calendar year previously made by Tenant, Tenant shall pay the deficiency to Landlord within fifteen (15) days after delivery of the statement. If on the basis of such statement Tenant has paid to Landlord an amount in excess of the amounts payable under Paragraph 4(a) above for the preceding calendar year, then Landlord, at its option, shall either promptly refund such excess to Tenant or credit the amount thereof to (i) the Basic Monthly Rental next becoming due from Tenant until such credit has been exhausted, or (ii) if Tenant is in default under this Lease, to the curing of such default.

                (d) Tenant shall have the right to examine, to copy and to have an audit conducted of all books and records of Landlord as shall pertain to Operating Expenses and Real Property Taxes. Such audit shall be conducted by an auditing firm retained by Tenant. All expenses of such audit shall be borne by Tenant unless such audit discloses an overstatement of Operating Expenses or Real Property Taxes of four percent (4%) or more, and Landlord agrees with the results of Tenant's audit, in which case all reasonable expenses of such audit shall be borne by Landlord, and Tenant's Operating Expense payment or Real Property Tax payment shall be adjusted accordingly. If Landlord agrees with the results of Tenant's audit and Landlord fails to pay the reasonable cost of such audit, Tenant shall be entitled to pay the same and deduct such cost against future installments of Rental. In the event Landlord disputes the findings of said audit, then Landlord and Tenant agree to submit any disputed items to a firm of real estate audit professionals mutually acceptable to Landlord and Tenant ("Audit Professionals"). The determination of the Audit Professionals shall be final and binding upon both Landlord and Tenant and the Audit Professionals' expenses shall be borne by the party against whom the decision is rendered. In addition, if the Audit Professionals shall determine that Operating Expenses or Real Property Taxes were overstated by four percent (4%) or more, Landlord shall pay the reasonable expenses of Tenant's initial audit. If it is determined that Tenant has made an underpayment, Tenant shall promptly reimburse Landlord for the amount of such underpayment. If it is determined that Tenant has made an overpayment, Tenant shall promptly receive, at Tenant's option, either (i) a credit against the Rental next due and payable; or (ii) a lump sum payment from Landlord in such amount. Landlord shall maintain all books and records for a period of not less than three (3) years following the applicable calendar year.

                (e) If this Lease terminates on a day other than the last day of a calendar year, the amounts payable by Tenant under Paragraph 4(a) above with respect to the calendar year in which such termination occurs shall be prorated on the basis which the number of days from the commencement of such calendar year, to and including such termination date, bears to 360. The termination of this Lease shall not affect the obligations of Landlord and Tenant pursuant to Paragraph 4(c) above to be performed after such termination, provided that Tenant shall not be responsible for any portion of the Real Property Taxes or Operating Expenses not billed to Tenant within one (1) year of such termination.

                (f) It is the intention of Landlord and Tenant that the Basic Monthly Rental paid to Landlord throughout the Term of this Lease shall be absolutely net of Real Property Taxes and Operating Expenses, and the foregoing provisions of this Paragraph 4 are intended to so provide.

        5.      OTHER TAXES PAYABLE BY TENANT.

                Tenant shall reimburse Landlord upon demand for any and all taxes, but not including Real Property Taxes, payable by Landlord (other than net income taxes) whether or not now customary or within the contemplation of the parties hereto:

                (a) imposed upon, measured by or reasonably attributable to the cost or value of Tenant's equipment, furniture, fixtures and other personal property located in the Premises or by the cost or value of any leasehold improvements made in or to the Premises by or for Tenant, other than Base Building Improvements made by Landlord, regardless of whether title to such improvements shall be in Tenant or Landlord;

                (b) imposed upon or measured by the Basic Monthly Rental payable hereunder, including, without limitation, any gross receipts tax or payroll tax levied by the City and County of San Francisco, the State of California, the federal government or any other governmental body with respect to the receipt of such rental;

                (c) imposed upon or with respect to the possession, leasing, operation, management, maintenance, alteration, repair, use or occupancy by Tenant of the Premises or any portion thereof; or

                (d) imposed upon this transaction or any document to which Tenant is a party creating or transferring an interest or an estate in the Premises.

        In the event that it shall not be lawful for Tenant to so reimburse Landlord, the Basic Monthly Rental payable to Landlord under this Lease shall be revised to net Landlord the same income after imposition of any such tax upon Landlord as would have been received by Landlord hereunder prior to the imposition of any such tax.

        6.      USE.

                Tenant agrees to use the Premises for general office, broadcast studio, and reception, production and dissemination of digital media purposes and lawful purposes ancillary thereto ("Permitted Use"), and agrees not to use nor permit the use of the Premises or any part thereof for any other purpose. Tenant agrees not to do or permit to be done in or about the Premises or the Building, nor to bring or keep or permit to be brought or kept in or about the Premises or the Building, anything which is prohibited by or will in any way conflict with any law, statute or governmental regulation now or hereafter in effect, or which would subject Landlord or Landlord's agents to any liability, or which is prohibited by the standard form of fire insurance policy, or which will in any way increase the existing rate of (or otherwise affect) fire or any other insurance on the Building or any of its contents. If any act or omission of Tenant results in any such increase in premium rates, Tenant shall pay to Landlord, as additional rent, upon demand the amount of such increase. Tenant agrees not to do or permit those persons under its control to do anything in, on or about the Premises or the Building which will in any way obstruct or interfere with the rights of other tenants or occupants of the Building, or injure or unreasonably annoy them, or use or allow the Premises to be used for any improper, immoral or unlawful purpose. Tenant agrees not to cause, maintain or permit any nuisance in, on or about the Premises or the Building, nor to use or permit to be used any loudspeaker or other device, system or apparatus which can be heard outside the Premises without the prior written consent of Landlord, which shall not be unreasonably withheld, nor to permit any objectionable odors, bright lights or electrical or radio interference which may annoy or interfere with the rights of other tenants of the Building or the public. Tenant agrees not to commit or suffer to be committed any waste in or upon the Premises. The provisions of this Paragraph 6 are for the benefit of Landlord only and shall not be construed to be for the benefit of any tenant or occupant of the Building or the public.

        7.      COMPLIANCE WITH LAWS/ENVIRONMENTAL MATTERS.

                (a) Tenant agrees at its sole cost and expense to promptly comply with all laws, statutes, ordinances and governmental rules, regulations or requirements now or hereafter constituted; with any direction or occupancy certificate issued pursuant to law by any public officer; and with the provisions of all recorded documents affecting the Premises, insofar as any thereof relates to or affects the condition, use or occupancy of the Premises, excluding structural changes not related to or affected by Tenant's improvements, acts or particular use of the Premises. The judgment of any court of competent jurisdiction or the admission of Tenant in any action against Tenant (whether Landlord be a party thereto or not) that Tenant has violated any such law, statute, ordinance or governmental rule, regulation, requirement, direction or provision, shall be conclusive of that fact as between Landlord and Tenant. If Tenant's use or operation of the Premises or any of Tenant's equipment therein requires a governmental permit, license or other authorization or any notice to any governmental agency, Tenant shall promptly provide a copy thereof to Landlord.

                (b) Except as set forth in Paragraph 29, Tenant shall not bring or keep, or permit to be brought or kept, in the Premises or in or on the Real Property any "hazardous substance" (as hereinafter defined). Tenant shall not manufacture, generate, treat, handle, store or dispose of any hazardous substance in the Premises or in or on the Real Property, or use the Premises for any such purpose, or emit, release or discharge any hazardous substance into any air, soil, surface water or groundwater comprising the Premises or the Real Property, or permit any person using or occupying the Premises to do any of the foregoing. Tenant shall comply, and shall cause all persons using or occupying the Premises to comply, with all "environmental laws" (as hereinafter defined) applicable to the Premises, the use or occupancy of the Premises or any operation or activity therein. As used in this Lease, "hazardous substance" shall mean any substance or material that is described as a toxic, hazardous, corrosive, ignitable, flammable or reactive substance, waste or material or a pollutant or contaminant, or words of similar import, in any of the environmental laws, and includes asbestos, petroleum, petroleum products, polychlorinated biphenyls, radon gas, radioactive matter, and chemicals which may cause cancer or reproductive toxicity. As used in this Lease, "environmental laws" shall mean all federal, state and local laws, ordinances, rules and regulations now or hereafter in force, as amended from time to time, in any way relating to or regulating human health or safety, or industrial hygiene or environmental conditions, or protection of the environment, or pollution or contamination of the air, soil, surface water or groundwater. Notwithstanding the foregoing or anything to the contrary contained in this Lease, Tenant shall have no obligation to clean up, monitor, abate, or comply with any law regarding, or to reimburse, release, indemnify or defend Landlord with respect to any hazardous substances which Tenant, its agents, employees, invitees or subtenants, did not store, dispose of, transport, use or cause to be on the Premises or the Real Property.

                (c) Tenant shall immediately furnish Landlord with any (i) notices received from any insurance company or governmental agency or inspection bureau regarding any unsafe or unlawful conditions within the Premises, and (ii) notices or other communications sent by or on behalf of Tenant to any person relating to environmental laws or hazardous substances.

                (d) California law requires landlords to disclose to tenants the existence of certain hazardous substances. Accordingly, the existence of gasoline and other automotive fluids, asbestos containing materials, maintenance fluids, copying fluids and other office supplies and equipment, certain construction and finish materials, tobacco smoke, cosmetics and other personal items must be disclosed. Gasoline and other automotive fluids are found in the parking area of the Real Property. Cleaning, lubricating and hydraulic fluids used in the operation and maintenance of the Building are found in the utility areas of the Building not generally accessible to Building occupants or the public. Many Building occupants use copy machines and printers with associated fluids and toners, and pens, markers, inks, and office equipment that may contain hazardous substances. Certain adhesives, paints and other construction materials and finishes used in portions of the Building may contain hazardous substances. Although smoking is prohibited in the public areas or the Building, these areas may from time to time be exposed to tobacco smoke. Building occupants and other persons entering the Building from time to time may use or carry prescription and non-prescription drugs, perfumes, cosmetics and other toiletries, and foods and beverages, some of which may contain hazardous substances. Landlord warrants to Tenant that except as provided in this paragraph, to be the best of Landlord's knowledge, the Premises, the Building, and the Land are free from any contamination by any hazardous substance and otherwise are in compliance with all environmental laws.

                (e) The City and County of San Francisco adopted a City-wide "First Source Hiring Program" on August 3, 1998 by Ordinance No. 264-98, codified at San Francisco Administrative Code Sections 83.1-83.18. The First Source Hiring Program ("FSHP") is designed to identify entry level positions associated with commercial activities and provide first interview opportunities to graduates of City-sponsored training programs. Tenant acknowledges that its activities on the Premises may be subject to FSHP. Although Landlord makes no representation or warranty as to the interpretation or application of FSHP to the Premises, or to Tenant's activities thereon, Tenant acknowledges that if FSHP is applicable to the Premises: (i) FSHP may impose obligations on Tenant, including good faith efforts to meet requirements and goals regarding interviewing, recruiting, hiring and retention of individuals for entry level positions; (ii) FSHP requirements could also apply to certain contracts and subcontracts entered into by Tenant regarding the Premises, including construction contracts; and (iii) FSHP requirements, if applicable, may be imposed as a condition of permits, including building permits, issued for construction or occupancy of the Premises.

                (f) The provisions of this Paragraph 7 are for the benefit of Landlord and Tenant only and shall not be construed to be for the benefit of any tenant or occupant of the Building.

        8.      ALTERATIONS; LIENS.

                (a) Tenant agrees not to make or suffer to be made any alteration, addition or improvement to or of the Premises (hereinafter referred to as "Alterations"), or any part thereof, without the prior written consent of Landlord, which consent shall not be unreasonably withheld; provided, however, that Landlord's consent shall not be required for non-structural improvements of a decorative nature that do not require a building permit. Tenant shall give at least five (5) days prior written notice to Landlord of any Alterations for which its consent is not required. Any such Alterations made by Tenant, including without limitation any permanent partitions or carpeting, shall become a part of the Building and belong to Landlord; provided, however, that equipment, trade fixtures, movable furniture, and other property installed by Tenant which can be removed without damage to the Premises, shall remain the property of Tenant. If Landlord consents to the making of any Alterations, the same shall be designed and constructed or installed by Tenant at its expense (including expenses incurred in complying with applicable laws, including laws relating to the handling and disposal of ACM, if applicable). Tenant shall use a general contractor, subcontractors, engineers and architects which are on Landlord's approved list of design and construction professionals. All Alterations shall be made in accordance with plans and specifications approved in writing by Landlord in its reasonable discretion and shall be designed and constructed in compliance with all applicable codes, laws, ordinances, rules and regulations. The design and construction of any Alterations shall be performed in accordance with Landlord's reasonable rules, regulations and requirements. Under no circumstances shall Landlord be liable to Tenant for any damage, loss, cost or expense incurred by Tenant on account of Tenant's plans and specifications, Tenant's contractors or subcontractors, design of any work, construction of any work, or delay in completion of any work. Tenant shall pay to Landlord a fee in the amount of five percent (5%) of the cost of the Alterations for Landlord's review of plans and its management and supervision of the progress of the work. All sums due to such contractors, if paid by Landlord due to Tenant's failure to pay such sums when due, shall bear interest payable to Landlord at the Interest Rate until fully paid. Upon the expiration or sooner termination of this Lease, Tenant, at its expense, shall promptly remove any such Alterations made by Tenant if the same were designated by Landlord at the time it granted its approval to be removed, and repair any damage to the Premises caused by such removal. Tenant shall use a general contractor approved by Landlord in its reasonable discretion for such removal and repair.

                (b) Tenant agrees to keep the Premises and the Real Property free from any liens arising out of any work performed, materials furnished or obligations incurred by Tenant. Tenant shall promptly and fully pay and discharge all claims on which any such lien could be based. In the event that Tenant does not, within ten (10) days following the receipt of actual notice of any such lien, cause the same to be released of record, Landlord shall have, in addition to all other remedies provided herein and by law, the right, but not the obligation, to cause the same to be released by such means as it shall deem proper, including payment of the claim giving rise to such lien. All sums paid by Landlord for such purpose, and all expenses incurred by it in connection therewith, shall be payable to Landlord by Tenant, as additional rent, on demand, together with interest at the Interest Rate from the date such expenses are incurred by Landlord to the date of the payment thereof by Tenant to Landlord. Landlord shall have the right at all times to post and keep posted on the Premises any notices permitted or required by law, or which Landlord shall deem proper for the protection of Landlord, the Premises, the Building, or the Real Property, from mechanic's and materialmen's and like liens. Tenant shall give Landlord at least ten (10) days' prior written notice of the date of commencement of any construction on the Premises in order to permit the posting of such notices.

        9.      MAINTENANCE AND REPAIR.

                (a) By taking possession of the Premises, Tenant accepts the Premises as being in the condition in which Landlord is obligated to deliver the Premises, subject to punch list items as provided in Paragraph 2 (provided that Tenant's early access to the Premises pursuant to Paragraph 8(c) of Exhibit C shall not be deemed to be taking possession thereof). Tenant, at its expense, shall at all times keep the Premises and every part thereof and all equipment, fixtures and improvements therein in good and sanitary order, condition and repair, damage thereto by fire, the perils of the extended coverage endorsement, and earthquake excepted, and Tenant waives all rights under, and benefits of, subsection 1 of Section 1932 and Sections 1941 and 1942 of the California Civil Code and under any similar law or ordinance now or hereafter in effect. Upon the expiration or sooner termination of this Lease, Tenant shall surrender the Premises and (unless designated by Landlord to be removed in accordance with Paragraph 8 above) all Alterations thereto to Landlord in the same condition as when received, ordinary wear and tear (except such as Tenant is obligated to repair to keep the Premises in good condition and repair) and damage thereto by fire, the perils of the extended coverage endorsement, and earthquake excepted. In addition, at Landlord's option, prior to the end of the Term, Tenant shall remove all or any portion of the broadcast studio and related facilities, equipment and cabling ("Specialty Improvements") installed as part of the Tenant Improvements (including, without limitation, special purpose acoustic walls and doors), and repair any damage to the Premises caused by such removal. Within thirty (30) days after request by Tenant, which request shall be made no earlier than during the last six (6) months of the Term, Landlord shall advise Tenant in writing whether Landlord requires Tenant to remove any or all of such Specialty Improvements. It is agreed that, except as may be specifically set forth herein: (i) Landlord has no obligation, and has made no promises, to alter, add to, remodel, improve, repair, decorate or paint the Premises or any part thereof, and that (ii) no representations respecting the condition of the Premises, the Building or the Real Property have been made by Landlord to Tenant. Except as otherwise set forth in this Lease, no representation or warranty, express or implied, is made with respect to (i) the condition of the Premises or the Building, (ii) the fitness of the Premises for Tenant's intended use, (iii) the degree of sound transfer within the Building, (iv) the absence of electrical or radio interference in the Premises or the Building, (v) the condition, capacity or performance of electrical or communications systems or facilities, or (vi) the absence of objectionable odors, bright lights or other conditions which may affect Tenant's use and enjoyment of the Premises or the Building.

                (b) Landlord agrees to make all necessary repairs to the structure, the exterior, and the public and common areas of the Building and the Building systems therein, and to maintain the same in reasonably good order and condition. Any damage arising from the acts of Tenant, its agents, employees, contractors or invitees shall be repaired by Landlord at Tenant's sole expense. Tenant shall pay Landlord on demand the cost of any such repair.

        10.     SERVICES.

                (a) Provided that this Lease has not terminated, Landlord, subject to the terms of this Paragraph 10 and the Building Rules and Regulations attached hereto as Exhibit B and subject to applicable laws, regulations and rules of public utilities, shall furnish to the Premises water, electrical power and elevator service suitable for the use of the Premises for ordinary office purposes; heating and air conditioning suitable for the comfortable use and occupation of the Premises (assuming normal office use thereof and subject to any restrictions on use as may be prescribed by any applicable policies or regulations of any utility or governmental agency); and basic janitorial service on weekdays (excluding union holidays). Tenant agrees to pay, as additional rent, promptly on demand any and all costs incurred by Landlord in connection with providing any additional utilities and services Landlord may provide. Unless otherwise specifically provided in this Lease, all means of distribution of all utilities within the Premises shall be supplied by Tenant at its expense, and Tenant shall bear the cost of water, gas, electricity, sewerage and other utilities. Landlord shall install, at Tenant's expense, a separate meter in the Premises for electricity. Tenant agrees that at all times it will cooperate fully with Landlord and abide by all regulations and requirements that Landlord may reasonably prescribe for the proper functioning and protection of the Building heating, ventilating and air conditioning systems. Landlord shall not be liable for and Tenant shall not be entitled to any abatement or reduction of Rental by reason of Landlord's failure to furnish any of the foregoing or any other utilities or services when such failure is caused by accident, breakage, repairs, strikes, lockouts or other labor disturbances or disputes of any character, by the limitation, curtailment, rationing or restrictions on use of electricity, gas or any form of energy, or by any other cause, similar or dissimilar, beyond the reasonable control of Landlord. No such failure and no interruption of



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

utilities or services from any cause whatsoever shall constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability whatsoever, including, but not limited to, liability for consequential damages or loss of business by Tenant. Tenant hereby waives the provisions of California Civil Code Section 1932(1) or any other applicable existing or future law, ordinance or governmental regulation permitting the termination of this Lease due to such failure or interruption. Landlord shall not be liable under any circumstances for injury to or death of any person or damage to or destruction of property, however occurring, through or in connection with or incidental to the furnishing of or the failure to furnish any of the foregoing utilities or services or any other utilities or services. Notwithstanding the foregoing: (i) in the event that Landlord is unable to supply any of the Building's sanitary, electrical, heating, air conditioning, water, elevator, life safety or other essential systems servicing the Premises (collectively, the "Essential Services") by reason of acts of god, accidents, breakage, repairs, strikes, lockouts, labor disputes, inability to obtain utilities or materials or by any other reason beyond Landlord's reasonable control, and such inability of Landlord materially impairs Tenant's ability to carry on its business in the Premises for a period of fifteen (15) consecutive days, the Rental shall be abated commencing with the sixteenth (16th) day of such material interference with Tenant's business, based upon the extent to which such inability to supply Essential Services materially impairs Tenant's ability to carry on its business in the Premises. Such abatement shall continue until the Essential Services have been restored to such extent that the lack of any remaining services no longer materially impairs Tenant's ability to carry on its business in the Premises. Tenant shall not be entitled to such an abatement to the extent that Landlord's inability to supply Essential Services to Tenant is caused by Tenant, its employees, contractors, agents, licensees or invitees; and (ii) in the event of any stoppage or interruption of Essential Services to the Premises, Landlord shall use its best efforts to restore Essential Services to the Premises as soon as possible; provided, that Tenant shall have the right, at its option, to terminate this Lease by written notice to Landlord if such failure to provide Essential Services by Landlord continues for any reason (other than the actions of Tenant, its employees, contractors, agents, licensees or invitees) for more than one hundred eighty (180) consecutive calendar days and such failure materially impairs Tenant's ability to carry on its business in the Premises.

                (b) Landlord makes no representation to Tenant regarding the adequacy or fitness of the heating, air conditioning or ventilation equipment in the Building to maintain temperatures that may be required for, or because of, any of Tenant's equipment which uses other than the fractional horsepower normally required for office equipment, and Landlord shall have no liability for loss or damage suffered by Tenant or others in connection therewith. If Tenant's use of the heating, air conditioning or ventilation system exceeds normal office use and thereby causes damages to any of the air conditioning units or other equipment, the cost to repair or replace any such units or equipment due to such use shall be paid by Tenant to Landlord, as additional rent, upon demand by Landlord. If the temperature otherwise maintained in any portion of the Premises by the heating, air conditioning or ventilation system is affected as a result of (i) any lights, machines or equipment (including without limitation electronic data processing machines) used by Tenant in the Premises, (ii) the occupancy of the Premises by more than one person per two hundred (200) square feet of rentable area therein, (iii) an electrical load for lighting or power in excess of the limits per square foot of rentable area of the Premises specified in Paragraph 10(c) below, or (iv) any rearrangement of partitioning or other improvements, Landlord shall have the right to install supplementary air conditioning units or other equipment Landlord deems appropriate in the Premises, and the cost thereof, including the cost of installation, operation and maintenance thereof, shall be paid by Tenant to Landlord, as additional rent, upon demand by Landlord.

                (c) Tenant agrees it will not, without the written consent of Landlord, knowingly use any equipment, apparatus or device in the Premises (including, without limitation, electronic data processing machines, computers or machines using current in excess of 110 volts) which will, individually or in the aggregate, cause the amount of electricity, water or heating, ventilation or air conditioning supplied to the Premises to exceed regularly and materially the amount usually furnished or supplied to premises being used as general office space, or connect with electric current (except through existing electrical outlets in the Premises) or with water pipes any equipment, apparatus or device for the purposes of using electric current or water. Landlord shall not, in any way, be liable or responsible to Tenant for any loss or damage or expense which Tenant may incur or sustain if, for any reasons beyond Landlord's reasonable control, either the quantity or character of electric service is changed or is no longer available or suitable for Tenant's requirements. Tenant covenants that at all times its use of electric current shall never exceed the capacities of the feeders, risers or electrical installations of the Building, which capacity is currently 400 amps at 480V. If submetering of electricity in the Building will not be permitted under future laws or regulations, the Basic Monthly Rental will then be equitably adjusted to include an additional payment to Landlord reflecting the cost to Landlord for furnishing electricity to the Premises. Notwithstanding the provisions of this Paragraph 10, Tenant reserves the right to procure separate utility service from the applicable utility supplier, provided that (i) Tenant, at Tenant's expense, shall install, maintain, and operate any independent infrastructure necessary to ensure that the Building, the Building systems, and other tenants in the Building will not be materially adversely affected and (ii) Tenant shall pay any additional costs incurred by Landlord as a result of such separate utility service within ten (10) days after receipt of an invoice thereof, accompanied by reasonable supporting documentation. Tenant shall furnish Landlord with reasonably detailed plans relating to any such separate utility service at least twenty (20) days prior to the commencement of any construction relating to such service for the purpose of Landlord's confirming that there will be no material adverse effect on the Building, the Building systems, or other tenants in the Building as a result of such proposed separate utility service.

                (d) In the event any governmental authority having jurisdiction over the Real Property or the Building promulgates or revises any law, ordinance or regulation or building, fire or other code or imposes mandatory or voluntary controls or guidelines on Landlord or the Real Property or the Building relating to the use or conservation of energy or utilities or the reduction of automobile or other emissions (collectively "Controls") or in the event Landlord is required or elects to make alterations to the Real Property or the Building in order to comply with such mandatory or voluntary Controls, Landlord may, in its sole discretion, comply with such Controls or make such alterations to the Real Property or the Building related thereto. Such compliance and the making of such alterations shall not constitute an eviction of Tenant, constructive or otherwise, or impose upon Landlord any liability except to the extent such alterations were non-mandatory and the loss or damage was reasonably foreseeable. In any event, Landlord shall not be liable for consequential damages or loss of business by Tenant.

        11.     ACCESS CONTROL.

                (a) Landlord shall have the right from time to time to adopt such policies, procedures and programs as it shall, in Landlord's sole discretion, deem necessary or appropriate for the security of the Building. In adopting such policies, procedures and programs, Landlord shall endeavor to minimize the interference with Tenant's use of the Premises. Tenant shall cooperate with Landlord in the enforcement of, and shall comply with, the policies, procedures and programs adopted by Landlord insofar as the same pertain to Tenant, its agents, employees, contractors and invitees.

                (b) In no event shall Landlord be liable for damages resulting from any error with regard to the admission to or the exclusion from the Building of any person. In the case of invasion, mob, riot, public demonstration or other circumstances rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building during the continuance of the same by such action as Landlord may deem appropriate, including closing doors.

                (c) In the event of any picketing, public demonstration or other threat to the security of the Building that is attributable in whole or in part to Tenant, Tenant shall reimburse Landlord for any costs incurred by Landlord in connection with such picketing, demonstration or other threat in order to protect the security of the Building, and Tenant shall indemnify and hold Landlord harmless from and protect and defend Landlord against any and all claims, demands, suits, liability, damage or loss and against all reasonable costs and expenses, including reasonable attorneys' fees incurred in connection therewith, arising out of or relating to any such picketing, demonstration or other threat. Tenant agrees not to employ any person, entity or contractor for any construction work in the Premises (including moving Tenant's equipment and furnishings in, out or around the Premises) whose presence may give rise to a labor or other disturbance in the Building and, if necessary to prevent such a disturbance in a particular situation, Landlord may require Tenant to employ union labor for the construction work.

        12.     ASSIGNMENT AND SUBLETTING.

                (a) Restriction on Transfers. Tenant shall not, either voluntarily or by operation of law, (i) assign or transfer this Lease or any interest herein, (ii) sublet the Premises, or any part thereof, or (iii) enter into a license agreement or other arrangement whereby the Premises, or any portion thereof, are held or utilized by another party (each of the foregoing defined herein as a "Transfer"), without the express prior written consent of Landlord, which consent Landlord shall not unreasonably withhold, delay, condition or deny. Any such act (whether voluntary or involuntary, by operation of law or otherwise) without the consent of Landlord pursuant to the provisions of this Paragraph 12 shall, at Landlord's option, be void and/or constitute an Event of Default under this Lease. Consent to any Transfer shall neither relieve Tenant of the necessity of obtaining Landlord's consent to any future Transfer nor relieve Tenant from any liability under this Lease.

        By way of example and without limitation, the failure to satisfy any of the following conditions or standards shall be deemed to constitute sufficient grounds for Landlord to refuse to grant its consent to the proposed Transfer.

                (1) The proposed Transferee must expressly assume all of the provisions, covenants and conditions of this Lease on the part of Tenant to be kept and performed.

                (2) The proposed Transferee must satisfy Landlord's then current credit and other standards for tenants of the Building (taking into account Tenant's continuing liability under this Lease and taking into account whether or not Tenant is continuing in occupancy of a material portion of the Premises) and, in Landlord's reasonable opinion, have the financial strength and stability to perform all of the obligations of the Tenant under this Lease (as they apply to the transferred space) as and when they fall due.

                (3) The proposed Transferee must be reasonably satisfactory to Landlord as to character and professional standing.

                (4) The proposed use of the Premises by the proposed Transferee must be, in Landlord's opinion: (a) lawful; (b) appropriate to the location and configuration of the Premises; (c) unlikely to cause an increase in insurance premiums for insurance policies applicable to the Building; (d) a use not requiring any new tenant improvements that Landlord would be entitled to disapprove pursuant to Paragraph 8 hereof;
        (e) unlikely to cause any material increase in services to be provided to the Premises; (f) unlikely to create any materially increased burden in the operation of the Building, or in the operation of any of its facilities or equipment; and (g) unlikely to impair the dignity, reputation or character of the Building.

                (5) The proposed use of the Premises must not result in the division of the Premises into more than three (3) parcels or tenant spaces.

                (6) At the time of the proposed Transfer, an Event of Default (as defined in paragraph 18(a) below) shall not have occurred and be continuing, and no event may have occurred that with notice, the passage of time, or both, would become an Event of Default.

                (7) The proposed Transferee shall not be a governmental entity or hold any exemption from the payment of ad valorem or other taxes which would prohibit Landlord from collecting from such Transferee any amounts otherwise payable under this Lease.

                (8) The proposed Transferee shall not be a then present tenant or affiliate or subsidiary of a then present tenant in the Building unless there is no other suitable space available in the Building in such Transferee's reasonable opinion.

                (9) Landlord shall not be negotiating with, and shall not have at any time within the past thirty (30) days negotiated with, the proposed Transferee for space in the Building (unless Landlord, in its reasonable judgment, believes that it is unlikely that any further discussions between Tenant and such proposed Transferee will lead to a lease transaction).

                (b) Landlord's Right of First Offer; Termination Right. Except in the event of a Transfer pursuant to Paragraphs 12(g) or 12(h) below, Landlord shall have no obligation to consent or consider granting its consent to any proposed Transfer unless Tenant has first delivered to Landlord a written offer to enter into such Transfer with Landlord, which offer shall include the base rent and other economic terms of the proposed Transfer, the date upon which Tenant desires to effect such Transfer and all of the other material terms of the proposed Transfer ("Tenant's Offer"). Landlord shall have twenty (20) days from receipt of Tenant's Offer within which to notify Tenant in writing of its decision to accept or reject such Transfer on the terms set forth in Tenant's Offer. If Landlord does not accept Tenant's Offer within such period, Tenant may enter into such Transfer with any bona fide independent third-party Transferee (as defined in Paragraph 12(c) below) within one hundred twenty (120) days of the end of such twenty (20) day period, so long as such Transfer is for the same base rent offered to Landlord in Tenant's Offer and such Transfer otherwise contains terms not more than five percent (5%) more favorable economically to the Transferee than the terms stated in Tenant's Offer, taking into account all rent concessions, tenant improvements, and any other terms which have an economic impact on the Transfer; provided, however, that the prior written approval of Landlord for such Transfer must be obtained, and the other provisions of this Paragraph 12 must be complied with, all in accordance with this Paragraph 12. If Landlord accepts Tenant's Offer, Landlord and Tenant shall enter into an agreement for such Transfer within thirty (30) days of the date Landlord makes its election. If Landlord accepts Tenant's Offer, then after completing such Transfer, (i) notwithstanding any other provision of this Lease to the contrary, Tenant shall have no liability for rent or otherwise with respect to the portion of the Premises transferred, (ii) Landlord may enter into a new lease, sublease or other agreement covering the portion of the Premises which was the subject of the Transfer with the intended Transferee on such terms as Landlord and such Transferee may agree, or enter into a new lease or agreement covering the portion of the Premises which was the subject of the Transfer with any other person or entity, and in any such event, Tenant shall not be entitled to any portion of the profit, if any, which Landlord may realize on account of such new lease or agreement, and (iii) Landlord may, at Landlord's sole cost, construct improvements in the subject space and, so long as the improvements are suitable for general office purposes, neither Landlord nor Tenant shall have any obligation to restore the subject space to its original condition following the termination of a sublease.

        Except in the event of a Transfer pursuant to Paragraphs 12(g) or 12(h) below, in the case of a proposed assignment of this Lease or a sublease of substantially the entire Premises for substantially the balance of the Term of this Lease, then in addition to the foregoing rights of Landlord, Landlord shall have the right, by notice to Tenant within fifteen (15) days after receipt of Tenant's Offer, to terminate this Lease, which termination shall be effective as of the date on which the intended assignment or sublease would have been effective if Landlord had not exercised such termination right. If Landlord elects to terminate this Lease, then from and after the date of such termination, Landlord and Tenant each shall have no further obligation to the other under this Lease with respect to the Premises except for matters occurring or obligations arising hereunder prior to the date of such termination.

        Landlord's foregoing rights and options shall continue throughout the entire Term of this Lease.

                (c) Landlord's Approval Process. Tenant shall, in each instance of a proposed Transfer, give written notice to Landlord at least forty-five (45) days prior to the effective date of any proposed Transfer, specifying in such notice (i) the nature of the proposed Transfer, (ii) the portion of the Premises to be transferred, (iii) the intended use of the transferred Premises, (iv) all economic terms of the proposed Transfer, (v) the effective date thereof, (vi) the identity of the transferee under the proposed Transfer (the "Transferee"), (vii) the most current financial statements of the Transferee, and (viii) detailed documentation relating to the business experience of the Transferee (collectively, "Tenant's Notice"). Tenant shall also promptly furnish Landlord with any other information reasonably requested by Landlord relating to the proposed Transfer or the proposed Transferee. Within fifteen (15) days after receipt by Landlord of Tenant's Notice and any additional information and data requested by Landlord, Landlord shall notify Tenant of its determination to either (i) consent to the proposed Transfer, or
(ii) refuse to consent to such proposed Transfer specifying the reasons for such refusal.

                (d)     Consideration for Transfer. Fifty percent (50%) of all
(i) consideration paid or payable by Transferee to Tenant as consideration for any such Transfer, and (ii) rents received in connection with the Transfer by Tenant from Transferee in excess of the Rental payable by Tenant to Landlord under this Lease, after deducting "Permitted Transfer Costs" (as defined in this Paragraph 12(d) below) incurred by Tenant in connection with such Transfer, shall be paid by Tenant to Landlord immediately upon receipt thereof by Tenant. For purposes hereof, "Permitted Transfer Costs" means the actual costs incurred and paid by Tenant for (1) any Alterations to the Premises made by Tenant in connection with the Transfer, and (2) any customary leasing commissions and reasonable legal fees and expenses in connection with the Transfer, provided that Tenant shall furnish Landlord with copies of bills or other documentation substantiating such costs. The cost of such Alterations, if any, shall be amortized on a straight-line basis over the relevant term, without interest. The cost of such leasing commissions and legal fees and expenses may be deducted immediately, without amortization. If there is more than one sublease under this Lease, the amounts (if any) to be paid by Tenant to Landlord pursuant to the preceding sentence shall be separately calculated for each sublease and amounts due Landlord with regard to any one sublease may not be offset against rental and other consideration pertaining to or due under any other sublease. Upon Landlord's request, Tenant shall assign to Landlord fifty percent (50%) of such consideration or excess rents to be paid to Tenant by any Transferee and shall direct such Transferee to pay the same directly to Landlord.

        If this Lease is assigned, whether or not in violation of the terms of this Lease, Landlord may collect rent from the assignee. If the Premises or any part thereof is sublet, Landlord may, upon an Event of Default by Tenant hereunder, collect rent from the subtenant. In either event, Landlord may apply the amount collected from the assignee or subtenant to Tenant's monetary obligations hereunder. Neither Landlord's collection of rent from a Transferee nor any course of dealing between Landlord and any Transferee shall constitute or be deemed to constitute Landlord's consent to any Transfer.

                (e) Merger or Consolidation of Tenant; Major Changes. Any Transfer to any corporation or entity controlled (as hereinafter defined) by Tenant, or to the surviving corporation in the event of a consolidation or merger to which Tenant shall be a party and any Major Change (as hereinafter defined) must be approved by Landlord in accordance with Paragraph 12(c) above and, without such approval, shall at Landlord's election be void and/or constitute an Event of Default. The term "control" or "controlled" shall mean ownership of more than fifty percent (50%) of the voting stock of a corporation or more than fifty percent (50%) of all of the legal and equitable interest in any other business entity. The term "Major Change" as used herein shall mean any reorganization, recapitalization, refinancing or other transaction or series of transactions involving Tenant which results in the net worth of Tenant and its consolidated subsidiaries immediately after such transaction(s) being less than fifty percent (50%) of the net worth of Tenant and its consolidated subsidiaries as of the end of the fiscal year immediately preceding the date of this Lease.

                (f) Transfer of Partnership Interest or Corporate Stock. A sale, transfer or assignment of a general partner's interest or any portion thereof in Tenant, if Tenant is a partnership, or a sale, transfer or assignment of twenty-five percent (25%) or more of the voting stock of Tenant if Tenant is a corporation, whether such sale, transfer or assignment occurs in a single transaction or a series of transactions, shall be deemed a Transfer and require Landlord's consent in accordance with the procedures specified in Paragraph 12(c) above; provided, however, that notwithstanding any provision of this Lease to the contrary, a sale or transfer of the capital stock of Tenant shall not be deemed a Transfer if (i) such sale or transfer occurs in connection with any bona fide financing or capitalization for the benefit of Tenant, or (ii) Tenant becomes a publicly traded corporation.

                (g) Transfer of Controlling Interest. Subject to Paragraph 12(f) above, if Tenant is a corporation, limited liability company, partnership, or similar entity, and if the entity, if any, which owns or controls a majority of the voting shares/rights at any time changes for any reason, such change of ownership or control shall constitute a Transfer; provided that if Tenant's net worth after such change in the ownership or control of a majority of the voting shares/rights is equal to the greater of Tenant's net worth at the date of this Lease or the net worth of the Tenant on the day prior to such change in the ownership or control of a majority of the voting shares/rights, and the provisions of clauses (1), (4) and (5) of Paragraph 12(h) below are otherwise satisfied, such change of ownership or control shall constitute a "Permitted Transfer." Furthermore, a change in the ownership or control of a majority of the voting shares/rights of Tenant shall not constitute a Transfer so long as Tenant is an entity whose outstanding stock is listed on a recognized security exchange, or if at least eighty percent (80%) of its voting stock is owned by another entity, the voting stock of which is so listed.

                (h) Permitted Transfers. Notwithstanding anything in this Paragraph 12 to the contrary, use of a portion of the Premises by any of Tenant's Affiliates shall not be deemed a Transfer requiring Landlord's consent. For purposes of this Lease, the term "Affiliate" shall mean any corporation, limited liability company or partnership which controls, is controlled by, or is under common control with Tenant. In addition, Tenant may assign its entire interest under this Lease to a successor to Tenant by purchase, merger, consolidation or reorganization without the consent of Landlord, provided that all of the following conditions are satisfied (a "Permitted Transfer"): (1) Tenant is not in default under this Lease; (2) Tenant's successor shall own all or substantially all (which for purposes of this Lease shall be deemed to be at least eighty percent (80%)) of the assets of Tenant; (3) Tenant's successor shall have a net worth which is at least equal to the greater of Tenant's net worth at the date of this Lease or Tenant's net worth as of the day prior to the proposed purchase, merger, consolidation or reorganization; (4) the use of the Premises by such successor to Tenant will not violate the Permitted Use; and (5) Tenant shall give Landlord written notice at least 15 days prior to the date the proposed purchase, merger, consolidation or reorganization actually occurs. Tenant's notice to Landlord shall include information and documentation showing that each of the above conditions has been satisfied. If requested by Landlord, Tenant's successor shall sign a commercially reasonable form of assumption agreement.

                (i) Documentation. Tenant agrees that any instrument by which Tenant assigns this Lease or any interest therein or sublets or otherwise Transfers all or any portion of the Premises shall expressly provide that the Transferee may not further assign this Lease or any interest therein or sublet the sublet space without Landlord's prior written consent (which consent shall be subject to the provisions of this Paragraph 12), and that the Transferee will comply with all of the provisions of this Lease and that Landlord may enforce the Lease provisions directly against such Transferee. No permitted subletting by Tenant shall be effective until there has been delivered to Landlord a counterpart of the sublease in which the subtenant agrees to be and remain jointly and severally liable with Tenant for the payment of rent pertaining to the sublet space and for the performance of all of the terms and provisions of this Lease pertaining to the sublet space; provided, however, that the subtenant shall be liable to Landlord for rent only in the amount set forth in the sublease. No permitted assignment shall be effective unless and until there has been delivered to Landlord a counterpart of the assignment in which the assignee assumes all of Tenant's obligations under this Lease arising on or after the date of the assignment. The failure or refusal of a subtenant or assignee to execute any such instrument shall not release or discharge the subtenant or assignee from its liability as set forth above.

                (j) Options Personal to Original Tenant. If Landlord consents to a Transfer hereunder, and this Lease contains any renewal options, expansion options, rights of first refusal, rights of first negotiation or any other rights or options pertaining to additional space in the Building, such rights and/or options shall not run to the Transferee, it being agreed by the parties hereto that any such rights and options are personal to the original Tenant named herein and may not be transferred (except pursuant to a Permitted Transfer pursuant to Paragraphs 12(g) or 12(h) above).

                (k) Encumbrance of Lease. Subject to Paragraph 12(f) above, and notwithstanding any other provision of this Lease to the contrary, Tenant shall not mortgage, encumber or hypothecate this Lease or any interest herein without the prior written consent of Landlord, which consent may be withheld in Landlord's sole and absolute discretion. Any such act without the prior written consent of Landlord (whether voluntary or involuntary, by operation of law or otherwise) shall, at Landlord's option, be void and/or constitute an Event of Default under this Lease.

                (l) No Merger. The voluntary or other surrender of this Lease or of the Premises by Tenant or a mutual cancellation of this Lease shall not work a merger, and at the option of Landlord any existing subleases may be terminated or be deemed assigned to Landlord in which latter event the subleases or subtenants shall become tenants of Landlord.

                (m) Landlord's Costs. Tenant shall pay to Landlord the amount of Landlord's reasonable cost of processing each proposed Transfer (including, without limitation, attorneys' and other professional fees, and the cost of Landlord's administrative, accounting and clerical time (excluding such costs associated with Landlord's right of first refusal pursuant to Paragraph 12(b), above); collectively "Processing Costs"), and the amount of all direct and indirect expenses incurred by Landlord arising from the assignee or sublessee taking occupancy of the subject space (including, without limitation, costs of freight elevator operation for moving of furnishings and trade fixtures, security service, janitorial and cleaning service, and rubbish removal service). Notwithstanding anything to the contrary herein, Landlord shall not be required to process any request for Landlord's consent to a Transfer until Tenant has paid to Landlord the amount of Landlord's estimate of the Processing Costs.

        13.     WAIVER; INDEMNIFICATION.

                (a) Neither Landlord nor Landlord's agents, nor any shareholder, constituent partner or other owner of Landlord or any agent of Landlord, nor any contractor, officer, director or employee of any thereof shall be liable to Tenant and Tenant waives all claims against Landlord and such other persons for any injury to or death of any person or for loss of use of or damage to or destruction of property in or about the Premises or the Building by or from any cause whatsoever, including without limitation, earthquake or earth movement, gas, fire, oil, electricity or leakage from the roof, walls, basement or other portion of the Premises or the Building, except to the extent caused by the gross negligence or willful misconduct of Landlord, its agents or employees. Tenant agrees to indemnify and hold Landlord, Landlord's agents, the shareholders, constituent partners and/or other owners of Landlord or any agent of Landlord, and all officers, directors and employees of any thereof (collectively, "Landlord Indemnitees"), and each of them, harmless from and to protect and defend each Landlord Indemnitee against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorneys' fees incurred in connection therewith, (i) arising out of any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises, from any cause whatsoever, except to the extent caused by the gross negligence or willful misconduct of such Landlord Indemnitee, or (ii) occurring in, on or about any facilities (including without limitation elevators, stairways, passageways or hallways) the use of which Tenant has in common with other tenants, or elsewhere in or about the Building or in the vicinity of the Building, to the extent such claim, injury or damage is caused by the act, neglect, default, or omission of any duty by Tenant, its former or current agents, contractors, employees, invitees, or subtenants or other persons in or about the Building by reason of Tenant's occupancy of the Premises, or otherwise by any conduct of any of said persons in or about the Premises or the Real



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

Property, or (iii) arising from any failure of Tenant to observe or perform any of its obligations hereunder. If any action or proceeding is brought against any of the Landlord Indemnitees by reason of any such claim or liability, Tenant, upon notice from Landlord, covenants to resist and defend at Tenant's sole expense such action or proceeding by counsel reasonably satisfactory to Landlord. The provisions of this Paragraph shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

                (b) Landlord agrees to indemnify and hold Tenant, Tenant's agents, the shareholders, constituent partners and/or other owners of Tenant and all officers, directors and employees thereof (collectively, "Tenant Indemnitees"), and each of them, harmless from and to protect and defend each Tenant Indemnitee against any and all claims, demands, suits, liability, damage or loss and against all costs and expenses, including reasonable attorneys' fees incurred in connection therewith, (i) arising out of any injury or death of any person or damage to or destruction of property occurring in, on or about the Premises, to the extent caused by the gross negligence or willful misconduct of Landlord, or (ii) arising from any failure of Landlord to observe or perform any of its obligations hereunder. If any action or proceeding is brought against any Tenant Indemnitees by reason of any such claim or liability, Landlord, upon notice from Tenant, covenants to resist and defend at Landlord's sole expense such action or proceeding by counsel reasonably satisfactory to Tenant. The provisions of this Paragraph shall survive the termination of this Lease with respect to any claims or liability occurring prior to such termination.

        14.     INSURANCE.

                (a) At Tenant's expense, Tenant shall procure, carry and maintain in effect throughout the Term of this Lease, in a form acceptable to Landlord and with such insurance companies as are acceptable to Landlord (which companies shall have a Best's rating of A-X or better), the following insurance coverage:

                        (i) Commercial general liability insurance on an occurrence basis, with limits in an amount not less than $5,000,000 combined single limit per occurrence, for claims or losses arising out of or resulting from personal injury (including bodily injury), death and/or property damage sustained or alleged to have been sustained by any person for any reason on the Premises, for liability arising out of or resulting from Tenant's covenant in Paragraph 13 to indemnify Landlord and all Landlord Indemnitees, and for contractual liability;

                        (ii) All Risk Replacement Cost insurance with an agreed amount endorsement upon property of every description and kind owned by Tenant and located in the Premises and for Tenant's Alterations in an amount equal to 100% of the full replacement value thereof; and

                        (iii) Workers' compensation insurance, in accordance with applicable law.

                (b) Not more often than once every two (2) years and upon not less than sixty (60) days' prior written notice, Landlord, in its reasonable discretion, may require Tenant to increase the insurance limits set forth in Paragraphs 14(a)(i) and 14(a)(ii) above and Paragraph 29(l) below to their then reasonable and customary levels.

                (c) All policies of liability insurance so obtained and maintained shall be carried in the name of Tenant, name Landlord and Landlord's designated agents as additional insureds, and shall provide that the insurance policy so endorsed will be the primary insurance providing coverage for Landlord, and contain a cross-liability endorsement stating that the rights of insureds shall not be prejudiced by one insured making a claim or commencing an action against another insured. Any other liability insurance maintained by Landlord shall be excess and non-contributing. At Landlord's election, such policies shall name the holder of any Superior Interest or any other interested party as an insured party under a standard mortgagee endorsement.

                (d) All insurance policies required under this Lease shall provide that the insurer shall not cancel, reduce, modify or fail to renew such coverage without thirty (30) days prior written notice to Landlord. Tenant shall deliver certificates of all insurance required hereunder upon the commencement of the Term of this Lease. In the event Tenant does not comply with the requirements of this Paragraph 14, Landlord may, at its option and at Tenant's expense, purchase such insurance coverage to protect Landlord. The cost of such insurance shall be paid to Landlord by Tenant, as additional rent, immediately upon demand therefor, together with interest at the Interest Rate until paid.

                (e) The parties release each other, and their respective authorized representatives, from any claims for loss or damage that are caused by or result from perils insured under any insurance policies carried by the parties in force at the time of any such damage. Each party shall cause each insurance policy obtained by it to provide that the insurer waives all right of recovery by way of subrogation against either party in connection with any loss or damage covered by the policy. Neither party shall be liable to the other for any loss or damage caused by the insured risks under any insurance policy required by this Lease.

                (f) Subject to reimbursement as provided herein, Landlord shall maintain insurance covering loss or damage to the Building itself, the Base Building Improvements and the Tenant Improvements by fire and the perils included within "all risk" coverage commonly available in California from time to time in an amount not less than ninety percent (90%) of the replacement cost (exclusive of foundations), provided that the foregoing minimum insurance requirement shall not limit Landlord with respect to the amounts or types of insurance coverage that Landlord may from time to time carry with respect to the Real Property. The cost of all such insurance carried by Landlord shall be included in Operating Expenses, except that as of the Commencement Date, Tenant shall pay to Landlord, as additional rent, within fifteen (15) days after receipt of an invoice therefor, the entire amount of the insurance premiums reasonably allocable to (i) the all risk coverage, in effect from time to time, insuring the Tenant Improvements and (ii) if Landlord elects to carry earthquake insurance, the additional earthquake insurance (in the form of higher policy limits and/or lower deductibles), in effect from time to time, that Landlord reasonably determines to be necessary because of the cost of the Tenant Improvements. In determining whether Landlord acted reasonably in deciding whether to carry additional earthquake insurance because of the cost of the Tenant Improvements, the parties shall consider the particular circumstances of Landlord and the requirements of Landlord's lender, and Landlord shall not necessarily be deemed to have acted unreasonably because Landlord's earthquake insurance coverage is higher than that commonly maintained by owners of comparable buildings. Notwithstanding the preceding sentence, Tenant may elect, at Tenant's expense, to maintain the additional earthquake insurance that Landlord reasonably determines to be necessary because of the cost of the Tenant Improvements, as set forth in clause (ii) above, provided that such insurance shall be in a form and issued by companies reasonably satisfactory to Landlord, and Tenant shall pay any penalty incurred by Landlord by reason of early cancellation of Landlord's earthquake insurance coverage. Upon request by Tenant, Landlord shall advise Tenant of the expiration date of Landlord's earthquake policy then in effect, so as to avoid the imposition of any such cancellation penalty. Landlord may maintain its insurance under one or more blanket policies of insurance covering the Building and other properties.

        15.     PROTECTION OF LENDERS.

                (a) Subject to the provisions of this Paragraph 15, this Lease shall be subject and subordinate at all times to all ground or underlying leases which may now or hereafter exist affecting the Building or the Real Property, or both, and to the lien of any mortgage or deed of trust in any amount or amounts whatsoever now or hereafter placed on or against the Building or the Real Property, or both, or on or against Landlord's interest or estate therein (such mortgages, deeds of trust and leases are referred to herein, collectively, as "Superior Interests"), all without the necessity of any further instrument executed or delivered by or on the part of Tenant for the purpose of effectuating such subordination. Notwithstanding the foregoing, Tenant covenants and agrees to execute and deliver, upon demand, such further instruments evidencing such subordination of this Lease to any such Superior Interest as may be required by Landlord.

                (b) Notwithstanding the foregoing, in the event of a foreclosure of any such mortgage or deed of trust or of any other action or proceeding for the enforcement thereof, or of any sale thereunder, this Lease shall not be terminated or extinguished, nor shall the rights and possession of Tenant hereunder be disturbed by reason of such foreclosure, and Tenant shall attorn to the person who acquires Landlord's interest hereunder through any such mortgage or deed of trust.

                (c) Within ten (10) days after Landlord's written request, Tenant shall deliver to Landlord, or to any actual or prospective holder of a Superior Interest ("Holder") that Landlord designates, such of Tenant's then most current audited financial statements as are reasonably required by such Holder to verify the financial condition of Tenant (or any assignee, subtenant or guarantor of Tenant). All financial statements shall be confidential, and used only for the purposes stated herein.

                (d) If Landlord is in default, Tenant will accept cure of any default by any Holder whose name and address shall have been furnished to Tenant in writing. Tenant may not exercise any rights or remedies for Landlord's default unless Tenant gives notice thereof to each such Holder and the default is not cured within thirty (30) days thereafter or such greater time as may be reasonably necessary to cure such default. A default which cannot reasonably be cured within said 30-day period shall be deemed cured within said period if work necessary to cure the default is commenced within such time and proceeds diligently thereafter until the default is cured.

                (e) In the event this Lease or the leasehold estate created hereunder is subject to the prior rights of any mortgagee or ground lessor, then Landlord shall use reasonable efforts to secure within thirty (30) days after the execution of this Lease by Tenant ("SNDA Deadline") from such mortgagee or lessor an agreement ("SNDA") in writing, whereby Tenant, so long as Tenant is not in default hereunder, may remain in possession of the Premises pursuant to the terms hereof and without any reduction of Tenant's rights should Landlord become in default with respect to such mortgage or ground lease or should the Premises become the subject of any action to foreclose any mortgage or to dispossess Landlord. If Landlord fails to deliver such SNDA to Tenant prior to the SNDA Deadline, Landlord shall not be liable to Tenant for any loss or damage resulting therefrom, but Tenant, as its sole remedy, shall thereafter have the right to cancel this Lease by giving written notice of such cancellation to Landlord within fifteen (15) days after the SNDA Deadline, in which case this Lease shall be cancelled effective ten (10) days after Landlord's receipt of Tenant's cancellation notice, unless Landlord delivers such SNDA to Tenant within said ten (10) day period. In the event of such cancellation by Tenant, neither party shall have any further obligations to the other under this Lease, except for obligations arising before such cancellation which survive termination. Landlord covenants and represents that it has full and complete authority to enter into this Lease under all of the terms, covenants and provisions set forth herein and so long as Tenant performs each and every material term, provision and condition herein contained on the part of Tenant to be performed, Tenant may peacefully and quietly enjoy the Premises without hindrance or molestation by Landlord or by any other person claiming by, through or under Landlord.

        16.     ENTRY BY LANDLORD.

                (a) Landlord reserves, and shall at all times have, the right, after reasonable advance notice of not less than twenty-four (24) hours (except in an emergency), to enter the Premises during normal business hours to inspect them; to supply janitorial service and any other service to be provided by Landlord hereunder; to submit the Premises to prospective purchasers, mortgagees, or, during the last eighteen (18) months of the Term, to prospective tenants; to post notices of nonresponsibility; and to alter, improve or repair the Premises and any portion of the Building as permitted or provided hereunder, all without abatement of Rental; and may erect scaffolding and other necessary structures in or through the Premises where reasonably required by the character of the work to be performed; provided, however, that any such entrance or work shall not unreasonably interfere with Tenant's use of the Premises. If such entry is made as aforesaid, Tenant hereby waives any claim for damages for any injury or inconvenience to or interference with Tenant's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry. For each of the foregoing purposes, Landlord shall at all times have and retain a key and/or other access device with which to unlock all of the doors in, on and about the Premises (excluding Tenant's vaults, safes and similar areas designated in writing by Tenant in advance and approved by Landlord); and Landlord shall have the right to use any and all means which Landlord may deem proper to open said doors in an emergency in order to obtain entry to the Premises, and any entry to the Premises obtained by Landlord by any of said means, or otherwise, shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises, or any portion thereof.

                (b) So long as it does not materially interfere with Tenant's use and enjoyment of the Premises, Landlord shall also have the right at any time to change the arrangement or location of entrances or passageways, doors and doorways, and corridors, elevators, stairs, toilets or other public parts of the Building, and to change the name, number or designation by which the Building is commonly known, and none of the foregoing shall be deemed an actual or constructive eviction of Tenant, nor shall it entitle Tenant to any reduction of Rental hereunder or result in any liability of Landlord to Tenant.

        17.     ABANDONMENT.

                Tenant shall not vacate (unless Tenant provides for adequate security) or abandon the Premises or any part thereof at any time during the Term hereof. Tenant understands that if Tenant abandons the Premises, the risk of fire, other casualty and vandalism to the Premises and the Building will be increased. Accordingly, such action by Tenant shall constitute an Event of Default hereunder regardless of whether Tenant continues to pay Basic Monthly Rental and other Rental under this Lease. If Tenant abandons, or is dispossessed of the Premises by process of law, or otherwise, any movable furniture, equipment, trade fixtures, or other personal property belonging to Tenant and left on the Premises shall at the option of Landlord be deemed to be abandoned and, whether or not the property is deemed abandoned, Landlord shall have the right to remove such property from the Premises and charge Tenant for the removal and any restoration of the Premises as provided in Paragraph 8(a). Landlord may charge Tenant for the storage of Tenant's property left on the Premises at such rates as Landlord may from time to time reasonably determine, or, Landlord may, at its option, store Tenant's property in a public warehouse at Tenant's expense. Notwithstanding the foregoing, neither the provisions of this Paragraph 17 nor any other provision of this Lease shall impose upon Landlord any obligation to care for or preserve any of Tenant's property left upon the Premises, and Tenant hereby waives and releases Landlord from any claim or liability in connection with the removal of such property from the Premises and the storage thereof and specifically waives the provisions of California Civil Code Section 1542 with respect to such release. Landlord's action or inaction with regard to the provisions of this Paragraph 17 shall not be construed as a waiver of Landlord's right to require Tenant to remove its property, restore any damage to the Building caused by such removal, and make any restoration required pursuant to Paragraph 8(a) hereof.

        18.     DEFAULT AND REMEDIES.

                (a) The occurrence of any one or more of the following events (each an "Event of Default") shall constitute a breach of this Lease by
Tenant:

                        (i) Tenant fails to pay any Basic Monthly Rental or additional monthly rent under Paragraph 4(b) hereof as and when such rent becomes due and payable and such failure continues for more than three (3) days after Tenant receives or is deemed to have received written notice thereof; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

                        (ii) Tenant fails to pay any additional rent or other amount of money or charge payable by Tenant hereunder as and when such additional rent or amount or charge becomes due and payable and such failure continues for more than ten (10) days after Tenant receives or is deemed to have received written notice thereof; provided, however, that after the second such failure in a calendar year, only the passage of time, but no further notice, shall be required to establish an Event of Default in the same calendar year; or

                        (iii) Tenant fails to perform or breaches any other agreement or covenant of this Lease to be performed or observed by Tenant as and when performance or observance is due and such failure or breach continues for more than ten (10) days after Tenant receives or is deemed to have received written notice thereof; provided, however, that if, by the nature of such agreement or covenant, such failure or breach cannot reasonably be cured within such period of ten (10) days, an Event of Default shall not exist as long as Tenant commences with due diligence and dispatch the curing of such failure or breach within such period of ten (10) days and, having so commenced, thereafter prosecutes with diligence and dispatch and completes the curing of such failure or breach within a reasonable time; or

                        (iv) Tenant (A) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, (B) makes an assignment for the benefit of its creditors, (C) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers of Tenant or of any substantial part of Tenant's property, or (D) takes action for the purpose of any of the foregoing; or

                        (v) Without consent by Tenant, a court or government authority enters an order, and such order is not vacated within sixty (60) days,
(A) appointing a custodian, receiver, trustee or other officer with similar powers with respect to Tenant or with respect to any substantial part of Tenant's property, or (B) constituting an order for relief or approving a petition for relief or reorganization or arrangement or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy, insolvency or other debtors' relief law of any jurisdiction, or (C) ordering the dissolution, winding-up or liquidation of Tenant; or

                        (vi) This Lease or any estate of Tenant hereunder is levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) days; or

                        (vii)   Tenant abandons the Premises.

                (b) If an Event of Default occurs, Landlord shall have the right at any time to give a written termination notice to Tenant and, on the date specified in such notice, which shall be at least five (5) days after the date Tenant receives or is deemed to have received such notice,

Tenant's right to possession shall terminate and this Lease shall terminate if such Event of Default has not then been fully cured. Upon such termination, Landlord shall have the right to recover from Tenant:

                        (i) The worth at the time of award of all unpaid rent which had been earned at the time of termination;

                        (ii) The worth at the time of award of the amount by which all unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that Tenant proves could have been reasonably avoided;

                        (iii) The worth at the time of award of the amount by which all unpaid rent for the balance of the Term of this Lease after the time of award exceeds the amount of such rental loss that Tenant proves could be reasonably avoided; and

                        (iv) All other amounts necessary to compensate Landlord for all the detriment proximately caused by Tenant's failure to perform all of Tenant's obligations under this Lease or which in the ordinary course of things would be likely to result therefrom.

The "worth at the time of award" of the amounts referred to in clauses (i) and
(ii) above shall be computed by allowing interest at the maximum annual interest rate allowed by law for business loans (not primarily for personal, family or household purposes) not exempt from the usury law at the time of termination or, if there is no such maximum annual interest rate, at the rate of eighteen percent (18%) per annum. The "worth at the time of award" of the amount referred to in clause (iii) above shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of San Francisco at the time of award plus one percent (1%). For the purpose of determining unpaid rent under clauses
(i), (ii) and (iii) above, the rent reserved in this Lease shall be deemed to be the total rent payable by Tenant under Paragraphs 3 and 4 hereof.

                (c) Even though Tenant has breached this Lease, this Lease shall continue in effect for so long as Landlord does not terminate Tenant's right to possession, and Landlord shall have all of its rights and remedies, including the right, pursuant to California Civil Code section 1951.4, to recover all rent as it becomes due under this Lease. Acts of maintenance or preservation or efforts to relet the Premises or the appointment of a receiver upon initiative of Landlord to protect Landlord's interest under this Lease shall not constitute a termination of Tenant's right to possession unless written notice of termination is given by Landlord to Tenant.

                (d) The remedies provided for in this Lease are in addition to all other remedies available to Landlord at law or in equity by statute or otherwise.

        19.     DAMAGE BY FIRE OR OTHER CASUALTY.

                (a) If the Premises are partially destroyed or damaged by fire or other casualty, Landlord shall, subject to Paragraphs 19(b), 19(c), 19(d) and 19(e) below, promptly repair such damage if, in Landlord's judgment, such repair can be completed within ninety (90) days from commencement of construction under the laws and regulations of the state, federal, county and municipal authorities having jurisdiction, and this Lease shall remain in full force and effect, provided that if there shall be damage to the Premises from any such cause and such damage is not the result of the act, neglect, default or omission of Tenant, its agents, employees, contractors or invitees, Tenant shall be entitled to a reduction of Basic Monthly Rental while such repair is being made in the proportion that the area of the Premises rendered untenantable or unusable for Tenant's permitted purposes by such damage bears to the total area of the Premises. Tenant's right to a reduction of Basic Monthly Rental under this Paragraph 19 shall be Tenant's sole remedy in connection with any such damage.

                (b) If such repairs cannot, in Landlord's judgment, be completed within ninety (90) days from commencement of construction, or if such damage occurs during the last six (6) months of the Term of this Lease, Landlord shall have the option either (i) to repair such damage, this Lease continuing in full force and effect, but with the Basic Monthly Rental proportionately reduced (subject to the condition set forth in Paragraph 19(a) above), or (ii) to give notice to Tenant at any time within thirty (30) days after the occurrence of such damage terminating this Lease as of a date specified in such notice, which shall not be less than thirty (30) nor more than sixty (60) days after the giving of such notice. If such notice of termination is so given, the Lease and all interest of Tenant in the Premises shall terminate on the date specified in such notice, and the Basic Monthly Rental, reduced (subject to the condition set forth in Paragraph 19(a) above) in proportion to the area of the Premises rendered untenantable by the damage, shall be paid up to the date of such termination, Landlord hereby agreeing to refund to Tenant any Rental theretofore paid for any period of time subsequent to the termination date.

                (c) If the Building is damaged by fire or other casualty to the extent that the repair cost would exceed twenty percent (20%) or more of its replacement value, or if more than twenty percent (20%) of the rentable area of the Building is affected by fire or other casualty and repairs to the Building cannot, in Landlord's judgment, be completed within ninety (90) days from commencement of construction, or if insurance proceeds sufficient to complete the repairs are not available due to exercise of rights of a Holder to collect such proceeds, then in any such case, whether the Premises are damaged or not, Landlord shall have the right, at its option, to terminate this Lease by giving Tenant notice thereof within thirty (30) days of such casualty specifying the date of termination which shall not be less than thirty (30) nor more than sixty
(60) days after the giving of such notice.

                (d) If the Premises are damaged by fire or other casualty not resulting in whole or in part from the negligence or willful misconduct of Tenant or its employees, agents, contractors or subtenants and the repair to the Premises, in Landlord's reasonable judgment, either (i) cannot be completed within forty-five (45) days and the damage or other casualty occurred in the last year of the Term, or (ii) cannot be completed within one hundred eighty
(180) days after the commencement of construction, assuming the availability of labor and materials; Tenant at its option may terminate this Lease. Tenant's notice to Landlord of its election to terminate the Lease under (i) or (ii) above must be delivered to Landlord within thirty (30) days after the occurrence of such damage, and the termination shall be as of a date specified in such notice which shall be no less than thirty (30) nor more than sixty (60) days after the giving of such notice. In the event of a termination of this Lease by Tenant under this Paragraph

19(d), the Rental shall be reduced from the date of damage to the date of termination in the same manner as provided under Paragraph 19(b) above.

                (e) Notwithstanding any of the provisions of this Lease, Landlord shall in no event be required to repair any injury or damage by fire or other cause whatsoever to, or to make any repairs or replacements of, any panelings, decorations, partitions, railings, ceilings, floor coverings, trade or office fixtures or any other property of, or improvements (including the Tenant Improvements and any Alterations) installed on the Premises by or at the election of Tenant. Tenant hereby agrees to promptly repair any damage to the Tenant Improvements and any Alterations at its sole cost and expense in the event that Landlord is required to, or elects to, repair the remainder of the Premises pursuant to Paragraphs 19(a) and 19(b) above, and Landlord agrees to furnish to Tenant for such repairs any available insurance proceeds under policies carried by Landlord with respect to the Tenant Improvements. In repairing the Premises, Tenant shall have the right to modify the Tenant Improvements and/or Alterations existing immediately prior to the date of the damage, provided that Tenant shall comply with the provisions of Paragraph 8 with respect to such modifications, and in Landlord's reasonable judgment, such modifications will not cause material delays or impair the recovery of insurance proceeds.

                (f)     Tenant hereby waives the provisions of subsection 2 of
Section 1932, subsection 4 of Section 1933, and Sections 1941 and 1942 of the California Civil Code.

        20.     EMINENT DOMAIN.

                (a) If all or part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof, this Lease shall terminate as to any portion of the Premises so taken or conveyed on the date when title or the right to possession vests in the condemnor.

                (b) If (i) a part of the Premises shall be taken by any public or quasi-public authority under the power of eminent domain or conveyance in lieu thereof; and (ii) Tenant is reasonably able to continue the operation of Tenant's business without material impairment in that portion of the Premises remaining; then this Lease shall remain in effect as to said portion of the Premises remaining, Landlord shall restore the Premises to an architectural whole, and the Basic Monthly Rental payable from the date of the taking shall be reduced in the same proportion as the area of the Premises taken bears to the total area of the Premises. If, after a partial taking, Tenant is not reasonably able to continue the operation of its business without material impairment in the Premises or Landlord elects not to restore the Premises as hereinabove described, this Lease may be terminated by either Landlord or Tenant by giving written notice to the other party within thirty (30) days of the date of the taking. Such notice shall specify the date of termination which shall be not less than thirty (30) nor more than sixty (60) days after the date of said notice.

                (c) If a portion of the Building is taken, whether any portion of the Premises is taken or not, and Landlord determines that it is not economically feasible and therefore elects not to continue operating the portion of the Building remaining, then Landlord shall have the option for a period of thirty (30) days after such determination to terminate this Lease. If Landlord determines that it is economically feasible to continue operating the portion of the Building remaining after such taking, then this Lease shall remain in effect, with Landlord, at Landlord's cost, restoring the Building to an architectural whole.

                (d) Landlord shall be entitled to any and all payment, income, rent, award, or any interest therein whatsoever which may be paid or made in connection with such taking or conveyance, and Tenant shall have no claim, except as provided herein, against Landlord for the value of any unexpired Term of this Lease or for the value of any improvements not paid for by Tenant in or to the Premises. Tenant hereby assigns any such claim to the Landlord. Notwithstanding the foregoing, nothing herein contained shall be deemed or construed to prevent Tenant from interposing and prosecuting in any condemnation proceedings a claim for the value of any fixtures or improvements installed in or made to the Premises by Tenant, or for its costs of moving or loss of business by reason of such condemnation. In addition, and notwithstanding anything to the contrary set forth in this paragraph, in the event that Tenant's leasehold estate only shall be so taken or appropriated, and the taking or appropriation shall be for a period of less than the balance of the Lease Term, this Lease shall continue in full force and effect. In such event, Tenant shall receive any award or consideration paid by the condemning or appropriating authority and Tenant shall continue to pay Landlord all sums due under this Lease.

                (e) Tenant hereby waives sections 1265.110 through 1265.160 of the California Code of Civil Procedure.

        21.     HOLDING OVER.

                Any holding over after the expiration or other termination of the Term with the written consent of Landlord delivered to Tenant shall be construed to be a tenancy from month to month at the Basic Monthly Rental in effect on the date of such expiration or termination (subject to adjustment as provided in Paragraph 3(c) hereof) on the terms, covenants and conditions herein specified so far as applicable. Any holding over after the expiration or other termination of the Term of this Lease without the written consent of Landlord shall be construed to be a tenancy at sufferance on all the terms set forth herein, except that the Basic Monthly Rental shall be an amount equal to one hundred fifty percent (150%) of the Basic Monthly Rental payable by Tenant immediately prior to such holding over. Acceptance by Landlord of Rental after the expiration or termination of this Lease shall not constitute a consent by Landlord to any such tenancy from month to month or result in any other tenancy or any renewal of the Term hereof. The provisions of this Paragraph are in addition to, and do not affect, Landlord's right to re-entry or other rights hereunder or provided by law.

        22.     BUILDING PLANNING. Omitted.

        23.     MISCELLANEOUS.

                (a) Limitation of Landlord's Liability. Any liability of Landlord (including without limitation Landlord's partners, shareholders, affiliates, agents, and employees) to Tenant under this Lease shall be limited to the equity interest of Landlord in the Building and the Real Property, and Tenant agrees to look solely to such interest for the recovery of any judgment, it



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

being intended that Landlord and such other persons shall not be personally liable for any deficiency or judgment. Notwithstanding any other provision of this Lease, Landlord shall not be liable for any consequential damages, nor shall Landlord be liable for loss of or damage to artwork, currency, jewelry, bullion, unique or valuable documents, securities or other valuables, or for other property not in the nature of ordinary fixtures, furnishings and equipment used in general administrative and executive office activities and functions. Wherever in this Lease Tenant (i) releases Landlord from any claim or liability,
(ii) waives or limits any right of Tenant to assert any claim against Landlord or to seek recourse against any property of Landlord or (iii) agrees to indemnify Landlord against any matters, the relevant release, waiver, limitation or indemnity shall run in favor of and apply to Landlord, its agents, the constituent shareholders, partners or other owners of Landlord or its agents, and the directors, officers, and employees of Landlord and its agents and each such constituent shareholder, partner or other owner.

                (b) Sale by Landlord. In the event of a sale or conveyance of the Building by any owner of the reversion then constituting Landlord, the transferor shall thereby be released from any liability, arising out of events occurring after the date of sale or conveyance, upon any of the terms, covenants or conditions (express or implied) herein contained in favor of Tenant, and in such event, insofar as such transferor is concerned, Tenant agrees to look solely to the successor in interest of such transferor in and to the Building and this Lease for such liability. Tenant agrees to attorn to the successor in interest of such transferor. If Tenant provides Landlord with any security for Tenant's performance of its obligations hereunder, and Landlord transfers, or provides a credit with respect to, such security to the grantee or transferee of Landlord's interest in the Real Property, Landlord shall be released from any further responsibility or liability for such security.

                (c) Estoppel Letter. Tenant shall, at any time and from time to time within ten (10) days following request from Landlord, execute, acknowledge and deliver to Landlord a statement in writing, (i) certifying that this Lease is unmodified and in full force and effect (or, if modified, stating the nature of such modification and certifying that this Lease as so modified is in full force and effect), (ii) certifying that there are not, to Tenant's knowledge, any uncured defaults on the part of the Landlord hereunder, and that Tenant has no defenses to or offsets against its obligations under this Lease, or specifying such defaults, defenses or offsets if any are claimed, (iii) certifying the date that Tenant entered into occupancy of the Premises and that Tenant is open for business in the Premises, (iv) certifying the amount of the Basic Monthly Rental and the Rental payable under Paragraph 4(b) and the date to which Rental is paid in advance, if any, and certifying that Tenant is entitled to no rent abatement or other economic concessions not specified in the Lease
(v) certifying the amount of the Deposit, if any, (vi) certifying that all improvements to be constructed in the Premises by Landlord are completed (or specifying any obligations of Landlord respecting improvements), and (vii) certifying such other matters relating to this Lease and/or the Premises as may be requested by a lender making a loan to Landlord or a purchaser of the Premises, the Building, the Real Property or any interest therein from Landlord, including without limitation the matters referred to in Paragraph 29(k) hereof. Any such statement may be relied upon by, and shall upon Landlord's request be addressed to, any prospective purchaser or encumbrancer of all or any portion of the Real Property or any interest therein, provided that such statement shall create no liability on the part of Tenant, but shall estop Tenant from asserting against such purchaser or encumbrancer a position contrary to the position(s) certified to in such statement. Tenant shall, within ten (10) days following request of Landlord, deliver such other documents including Tenant's financial statements as are reasonably requested in connection with the sale of, or loan to be secured by, the Real Property or any part thereof or interest therein. Tenant's failure to deliver said statement in the time required shall be conclusive upon Tenant that: (i) the Lease is in full force and effect, without modification except as may be represented by Landlord,
(ii) there are no uncured defaults in Landlord's performance and Tenant has no right of offset, counterclaim or deduction against Rental under the Lease and
(iii) no more than one month's Basic Monthly Rental has been paid in advance.

                (d) Financial Statements. On or before April 1 of each year (or as soon thereafter as reasonably practicable) throughout the Term, Tenant shall deliver to Landlord Tenant's financial statements ("Financial Statements") for the fiscal year of Tenant ended on the previous December 31, which Financial Statements shall include a combined balance sheet of Tenant and its combined subsidiaries as at the end of such fiscal year, a combined statement of operations of Tenant and its combined subsidiaries for such fiscal year, and a certificate of Tenant's auditor (or, if audited Financial Statements are not available, then a certificate of Tenant's Chief Financial Officer) to the effect that such Financial Statements were prepared in accordance with generally accepted accounting principles consistently applied and fairly present the financial condition and operations of Tenant and its combined subsidiaries for and as at the end of such fiscal year.

                (e) Right of Landlord To Perform. All terms and covenants of this Lease to be performed or observed by Tenant shall be performed or observed by Tenant at Tenant's expense and without any reduction of Rental. If Tenant fails to pay any Rental hereunder or fails to perform any other term or covenant hereunder on its part to be performed, and such failure shall continue for ten
(10) days beyond any applicable grace or cure periods provided in Paragraph 18, above (or such shorter period as may be reasonable under emergency circumstances), after written notice thereof by Landlord, accompanied by reasonable supporting documentation, Landlord, without waiving or releasing Tenant from any obligation of Tenant hereunder, may make any such payment or perform any such other term or covenant on Tenant's part to be performed but shall not be obligated to do so. All sums so paid by Landlord and all necessary costs of such performance by Landlord, together with interest thereon at the Interest Rate from the date of such payment or performance by Landlord, shall be paid (and Tenant covenants to make such payment) to Landlord on demand by Landlord, and Landlord shall have (in addition to any other right or remedy of Landlord) the same rights and remedies in the event of non-payment thereof by Tenant as in the case of failure by Tenant in the payment of Rental hereunder.

                (f) Rules and Regulations. Tenant agrees to faithfully observe and to comply with the Building Rules and Regulations attached hereto as Exhibit B and incorporated herein by this reference, and all reasonable modifications of and additions thereto from time to time put into effect by Landlord which are applicable to all tenants of the Building and of which Tenant shall have notice, to the extent such modifications or additions do not materially interfere with



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

Tenant's use and enjoyment of the Premises or the conduct of Tenant's business at the Premises. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of said Building Rules and Regulations. In the event any of the Building Rules and Regulations conflict with any express provision of this Lease, the provisions of this Lease shall govern.

                (g) Attorneys' Fees. In case any suit or other proceeding shall be brought for an unlawful detainer of the Premises or for the recovery of any Rental due under the provisions of this Lease or because of the failure of performance or observance of any other term or covenant herein contained on the part of Landlord or Tenant, the unsuccessful party in such suit or proceeding shall pay to the prevailing party therein reasonable attorneys' fees and costs which shall include fees and costs of any appeal, all as fixed by the Court. Any attorneys' fees and other expenses incurred by either party in enforcing a judgment in its favor under this Lease shall be recoverable separately from and in addition to any other amount included in such judgment, and such attorneys' fees obligation is intended to be severable from the other provisions of this Lease and shall survive and not be merged into any such judgments.

                (h) Waiver of Jury Trial. If any action or proceeding between Landlord and Tenant to enforce the provisions of this Lease (including an action or proceeding between Landlord and the trustee or debtor in possession while Tenant is a debtor in a proceeding under any bankruptcy law) proceeds to trial, Landlord and Tenant hereby waive their respective rights to a jury in such trial.

                (i) Waiver. The failure of Landlord to object to or to assert any remedy by reason of Tenant's failure to perform or observe any covenant or term hereof or its failure to assert any rights by reason of the happening or non-happening of any condition hereof shall not be deemed a waiver of its right to assert and enforce any remedy it may have by reason of such failure on the part of Tenant or the happening or non-happening of such condition or a waiver of its rights to enforce any of its rights by reason of any subsequent failure of Tenant to perform or observe the same or any other term or covenant or by reason of the subsequent happening or non-happening of the same or any other condition. No custom or practice which may develop between the parties hereto during the Term hereof shall be deemed a waiver of, or in any way affect, the right of Landlord to insist upon performance and observance by Tenant in strict accordance with the terms hereof. The acceptance of Rental hereunder by Landlord shall not be deemed to be a waiver of any preceding failure of Tenant to perform or observe any term or covenant of this Lease, other than the failure of Tenant to pay the particular Rental so accepted, irrespective of any knowledge on the part of Landlord of such preceding failure at the time of acceptance of such Rental.

                (j) Light, Air and View. Tenant agrees that no diminution or shutting off of light, air or view by any structure which may be erected (whether or not by Landlord) on property adjacent to the Building shall in any way affect this Lease, entitle Tenant to any reduction of Rental hereunder or result in any liability of Landlord to Tenant.



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

                (k) Notices. All notices, approvals, consents, and other communications ("Notices") to be given under this Lease must be in writing and may be given by any method of delivery which provides evidence or confirmation of receipt including but not limited to personal delivery, express courier (such as Federal Express), telecopy, and prepaid certified or registered mail with return receipt requested, and shall be addressed to the party's address for notices specified in the Summary of Lease Terms. Notices shall be deemed to have been given and received on the earlier of actual receipt or refusal to accept delivery. Either party may change its address for notices by giving notice of such new address in accordance with the provisions of this Paragraph 23(k).

                (l) Name. Tenant agrees that it shall not, without first obtaining the written consent of Landlord (which consent may be withheld in Landlord's sole and absolute discretion): (i) use the name of the Building for any purpose other than as the address of the business conducted by Tenant in the Premises, or (ii) use for any purpose any image of, rendering of, or design based on, the exterior appearance or profile of the Building.

                (m) Governing Law; Severability. This Lease shall in all respects be governed by and construed in accordance with the laws of California. If any provision of this Lease shall be invalid, unenforceable or ineffective for any reason whatsoever, all other provisions hereof shall be and remain in effect.

                (n) Definitions and Paragraph Headings; Successors. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation." The term "Landlord" or any pronoun used in place thereof includes the plural as well as the singular and the successors and assigns of Landlord. The term "Tenant" or any pronoun used in place thereof includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations, and their and each of their respective heirs, executors, administrators, successors and permitted assigns, according to the context hereof. The provisions of this Lease shall inure to the benefit of and bind Landlord and Tenant and their respective heirs, executors, administrators, successors and permitted assigns. The term "person" includes the plural as well as the singular and individuals, firms, associations, partnerships and corporations. Words used in any gender include other genders. If there be more than one Tenant the obligations of Tenant hereunder are joint and several. The paragraph headings of this Lease are for convenience of reference only and shall have no effect upon the construction or interpretation of any provision hereof.

                (o) Time. Time is of the essence of this Lease with respect to the payment of Rental and the performance of all obligations.

                (p) Examination of Lease. Submission of this instrument for examination or signature by Tenant does not constitute a reservation of or option for a lease, and this instrument is not effective as a lease or otherwise until its execution and delivery by both Landlord and Tenant.

                (q) Brokerage. Except for the Broker listed in Paragraph J of the Summary of Lease Terms, Tenant agrees to protect, defend, indemnify and hold Landlord harmless from any



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

and all claims, loss, cost, damage and/or expense (including, without limitation, attorneys' fees and court costs) by any real estate broker or salesperson or other entity or party for a commission or finder's fee as a result of Tenant's entering into this Lease. Landlord shall be responsible for the payment of the commission owed to the Broker listed in Paragraph J of the Summary of Lease Terms. In addition, Landlord shall pay the commission or fee of any other broker, salesperson, entity or party claiming any commissions or fees on the basis of contacts or dealings with Landlord.

                (r) Directory Board. Landlord agrees to list Tenant's name on the directory board in the lobby of the Building, and on the Building standard signage in the elevator lobby, at Landlord's cost and expense; provided, however, any change to the initial listing or any additional listings shall be at Tenant's cost and expense. Landlord's acceptance of any name for listing on the directory board or the standard signage shall in no event be, or be deemed to be, nor will it substitute for, Landlord's consent, as required by this Lease, to any sublease, assignment, or other occupancy of the Premises.

                (s) Authority. If Tenant is a corporation (or other business organization), Tenant represents and warrants to Landlord that (i) Tenant is duly incorporated (or organized) and validly existing under the laws of its state of incorporation (or organization), (ii) Tenant is qualified to do business in California, (iii) Tenant has full right, power and authority to enter into this Lease and to perform all of Tenant's obligations hereunder, and
(iv) the execution, delivery and performance of this Lease has been duly authorized by Tenant and each person signing this Lease on behalf of the Tenant is duly and validly authorized to do so. Concurrently with signing this Lease, Tenant shall deliver to Landlord a true and correct copy of resolutions duly adopted by the board of directors or constituent partners or members of Tenant, certified by the secretary of Tenant to be true and correct, unmodified and in full force, which authorize and approve this Lease and authorize each person signing this Lease on behalf of Tenant to do so.

                (t) Amendments. This Lease may not be amended or modified in any respect whatsoever except by an instrument in writing signed by Landlord and Tenant.

                (u) Exhibits and Addenda; Entire Agreement. The Exhibits and Addenda referenced in the Summary of Lease Terms are a part of this Lease and are incorporated herein by this reference. In the event of any discrepancy between the Lease and any such Exhibit or Addendum, the Exhibit or Addendum shall control. This Lease is the entire and integrated agreement between Landlord and Tenant with respect to the subject matter of this Lease, the Premises and the Building. There are no oral agreements between Landlord and Tenant affecting this Lease, and this Lease supersedes and cancels any and all previous negotiations, arrangements, brochures, offers, agreements and understandings, oral or written, if any, between Landlord and Tenant or displayed by Landlord to Tenant with respect to the subject matter of this Lease, the Premises or the Building. There are no representations between Landlord and Tenant or between any real estate broker and Tenant other than those expressly set forth in this Lease and all reliance with respect to any representations is solely upon representations expressly set forth in this Lease.

        24.     Option to Extend.

                Landlord hereby grants to Tenant one (1) option (the "Option") to extend the Term of the Lease for an additional period of five (5) years (the "Option Term"), all on the following terms and conditions:

                (a) The Option must be exercised, if at all, by written notice irrevocably exercising the Option ("Option Notice") delivered by Tenant to Landlord no later than twelve (12) months prior to the Expiration Date. Further, the Option shall not be deemed to be properly exercised if, as of the date of the Option Notice or at the Expiration Date (i) an Event of Default has occurred and is continuing, (ii) Tenant has assigned this Lease or its interest therein other than to an Affiliate as provided in Paragraph 12(h) or pursuant to a Permitted Transfer in accordance with Paragraphs 12(g) or 12(h), above, or
(iii) Tenant and/or its Affiliates is occupying less than fifty percent (50%) of the square footage of the Premises. Provided Tenant has properly and timely exercised the Option, the Term of this Lease shall be extended for the period of the Option Term and all terms, covenants and conditions of this Lease shall remain unmodified and in full force and effect, except that the Basic Monthly Rental shall be modified as set forth in Paragraphs 24(b) and 24(c) below.

                (b) The Basic Monthly Rental per rentable square foot ("RSF") payable for the Option Term shall be equal to the then-current net rental rate per RSF (as further defined below, "FMRR") being agreed to in new leases by the Landlord or the owner ("Comparable Landlords") of office buildings in the South of Market District of San Francisco which are comparable in quality, location and prestige to the Building (the "Comparable Buildings") and tenants leasing space in the Building or the Comparable Buildings or the monthly rental payable by Tenant during the final month of the initial Term, whichever is greater. As used herein, "FMRR" shall mean the net rental rate per RSF for which Landlord and Comparable Landlords are entering into new leases within the time period of fifteen (15) to nine (9) months prior to the Expiration Date ("Market Determination Period"), with new tenants leasing from Landlord and/or Comparable Landlords office space in the Building and/or the Comparable Buildings which space is comparable to the Premises in views, tenant improvements and other material factors ("Comparative Transactions"). Landlord shall provide its determination of the FMRR to Tenant on the later to occur of fourteen (14) months prior to the Expiration Date or twenty (20) days after Landlord receives the Option Notice. Tenant shall have fifteen (15) days ("Tenant's Review Period") after receipt of Landlord's notice of the FMRR within which to accept such FMRR or to object thereto in writing. In the event Tenant objects to the FMRR submitted by Landlord, Landlord and Tenant shall attempt to agree upon such FMRR. If Landlord and Tenant fail to reach agreement on such FMRR within fifteen (15) days following Tenant's Review Period (the "Outside Agreement Date"), then each party shall place in a separate sealed envelope its final proposal as to FMRR and such determination shall be submitted to arbitration in accordance with Paragraph 24(c) below.

                (c)     (1)     Landlord and Tenant shall meet with each other
within five (5) business days of the Outside Agreement Date and exchange the sealed envelopes and then open such envelopes in each other's presence. If Landlord and Tenant do not mutually agree upon the

FMRR within one (1) business day of the exchange and opening of envelopes, then, within ten (10) business days of the exchange and opening of envelopes, Landlord and Tenant shall agree upon and jointly appoint one arbitrator who shall be by profession be a real estate appraiser or broker who shall have been active over the five (5) year period ending on the date of such appointment in the leasing of comparable commercial properties in the vicinity of the Building. Neither Landlord nor Tenant shall consult with such broker or appraiser as to his or her opinion as to FMRR prior to the appointment. The determination of the arbitrator shall be limited solely to the issue of whether Landlord's or Tenant's submitted FMRR for the Premises is the closer to the actual net rental rate per RSF for new leases within the Market Determination Period for Comparative Transactions. Such arbitrator may hold such hearings and require such briefs as the arbitrator, in his or her sole discretion, determines is necessary. In addition, Landlord or Tenant may submit to the arbitrator with a copy to the other party within five (5) business days after the appointment of the arbitrator any data and additional information that such party deems relevant to the determination by the arbitrator ("Data") and the other party may submit a reply in writing within five (5) business days after receipt of such Data.

                        (2) The arbitrator shall, within thirty (30) days of his or her appointment, reach a decision as to whether the parties shall use Landlord's or Tenant's submitted FMRR, and shall notify Landlord and Tenant of such determination.

                        (3) The decision of the arbitrator shall be binding upon Landlord and Tenant.

                        (4) If Landlord and Tenant fail to agree upon and appoint such arbitrator, then the appointment of the arbitrator shall be made by the Presiding Judge of the Superior Court for the City and County of San Francisco, or, if he or she refuses to act, by any judge having jurisdiction over the parties.

                        (5) The cost of arbitration shall be paid by Landlord and Tenant equally.

        25.     RIGHT OF FIRST OFFER.

                (a) Subject to the conditions set forth in this Paragraph 25, and to the rights of Platinum and Netcentives, Inc. and their successors and assigns, Tenant shall have an on-going right of first offer to lease all or any portion of the remainder of the Building, (the "First Offer Space"), in the event the First Offer Space becomes available for lease to third parties during the Term (including the Option Term). Provided that (i) Tenant's current net worth is not less than $50,000,000, (ii) Tenant is then in actual possession of at least 90% of the Premises, and (iii) no Event of Default exists, then prior to leasing all or any portion of the First Offer Space to a third party, Landlord will give notice to Tenant (an "Offering Notice") specifying Landlord's good faith estimate of (i) the Basic Monthly Rental which Landlord proposes to charge for the First Offer Space, (ii) the approximate date upon which the First Offer Space is anticipated to be available for delivery (which shall be not less than two (2) months after the date of the Offering Notice), and (iii) any other material conditions or provisions relating to the leasing of the First Offer Space which vary from the provisions of this Lease, including market concessions and allowances. If Tenant wishes to lease the First Offer Space on the terms specified by Landlord in the Offering Notice, Tenant shall so notify Landlord within fourteen (14) days after receipt thereof, which notice shall be unconditional and irrevocable. Tenant may exercise its right of first offer only with respect to all of the First Offer Space identified in the Offering Notice. Tenant acknowledges that the First Offer Space shall not be "available for lease" for purposes hereof so long as Landlord is negotiating with the existing tenant of the First Offer Space.

                (b) If Tenant timely exercises its right to lease the First Offer Space, then except as specified in this Paragraph or in the Offering Notice (which shall govern to the extent of any conflict with this Lease), the First Offer Space shall become a portion of the Premises on all of the terms and conditions of this Lease for the remainder of the Term (including the Option Term, if applicable), provided that (i) Basic Monthly Rental for the First Offer Space shall be determined as specified above, (ii) Tenant's Percentage Share of Operating Expenses and Real Property Taxes shall be adjusted to reflect the addition of the First Offer Space, and (iii) the First Offer Space shall be delivered in its then existing "as is" condition, without obligation on the part of Landlord to make any repairs or construct any improvements to the First Offer Space in connection with Tenant's contemplated use, or to demolish existing improvements therein, and Tenant shall be responsible for the construction and installation in accordance with the provisions of Paragraph 8 hereof of any tenant improvements it desires to install within the First Offer Space, at Tenant's sole cost and expense (except as specified in the Offering Notice, which shall govern to the extent of any conflict with this Lease regarding the condition of such space and the parties' obligations with respect to the improvement thereof). Tenant shall commence paying Basic Monthly Rental and all additional Rental with respect to the First Offer Space on the date thirty (30) days after delivery of the First Offer Space to Tenant (except as specified in the Offering Notice, which shall govern to the extent of any conflict with this Lease regarding the commencement of payment obligations). Landlord shall promptly prepare and Landlord and Tenant shall promptly execute an amendment to this Lease reflecting the parties' agreement with respect to the addition of the First Offer Space. If Tenant fails to timely notify Landlord that it wishes to lease the First Offer Space, or if Tenant fails to execute and deliver said lease amendment to Landlord within five (5) days following receipt thereof by Tenant, Landlord may thereafter lease the First Offer Space to any person on terms and conditions it may deem appropriate, on the condition that the effective monthly rent agreed to by Landlord (without reference to any other terms) may be up to eight percent (8%) more favorable to the third party than the effective monthly rent set forth in the Offering Notice, and Tenant shall have no further rights with respect to the First Offer Space at such time, unless the effective monthly rent becomes more than eight percent (8%) more favorable to the third party in which case Landlord must again offer the space to Tenant in accordance with the provisions of this Paragraph 25. For purposes of this Paragraph 25(b), the "effective" monthly rent shall mean the contract monthly rent for the First Offer Space, adjusted to take into account any free rent, but without regard to any tenant improvement allowances or other monetary concessions or terms granted by Landlord. Should the First Offer Space subsequently become available for Lease to third parties during the Term, Landlord shall again offer such space to Tenant in accordance with the provisions of this Paragraph 25.

                (c) If Tenant timely exercises its right to lease the First Offer Space, and Landlord fails to deliver possession of all or any portion of the First Offer Space to Tenant on or before the scheduled date for delivery of possession for any reason, this Lease shall not be void or voidable and except as herein provided Landlord shall not be deemed in default or otherwise liable to Tenant for any claims, damages, or liabilities in connection therewith or by reason thereof, but Tenant shall have no obligation to pay Basic Monthly Rental or Tenant's Percentage Share of Operating Expenses or Real Property Taxes with respect to the First Offer Space until possession of the First Offer Space has been delivered to Tenant. Notwithstanding anything to the contrary set forth herein, if Tenant is in default under this Lease beyond applicable notice and cure periods at the time an Offering Notice would otherwise be required to be sent under this Paragraph 25, Landlord shall have, in addition to any other remedies, the right to terminate Tenant's exercise of an option under this Paragraph 25, and in such event for the duration of such Event of Default until same is cured, Landlord shall not be required to deliver the Offering Notice or to deliver possession of the First Offer Space to Tenant. If not earlier terminated, the rights of Tenant pursuant to this Paragraph 25 shall automatically terminate upon the Expiration Date, as the same may be extended pursuant to Paragraph 24, above.

        26.     Landlord's Right of Termination.

        Tenant acknowledges that the portion of the Premises which are located on the second floor of the Building (the "Second Floor Premises") is subject to an expansion option held by Platinum Technology, Inc. ("Platinum"). The commencement date of the Platinum lease has not yet been established. Landlord currently estimates that if Platinum exercises its expansion option, the Second Floor Premises will not be required to be delivered to Platinum until after the eighty-fourth (84th) full calendar month of the Term. In the event Platinum elects to exercise such expansion option, Landlord shall notify Tenant within ten (10) business days of receipt that such option has been exercised and shall specify the date on which this Lease shall terminate with respect to the Second Floor Premises, which date shall be not less than twelve (12) months after the date such notice is given. This Lease shall so terminate with respect to the Second Floor Premises on the date specified by Landlord. If this Lease terminates with respect to the Second Floor Premises, the Basic Monthly Rental and Tenant's Percentage Share of Operating Expenses and Real Property Taxes shall be adjusted to reflect the deletion of the Second Floor Premises from the Premises, and Tenant shall surrender the Second Floor Premises to Landlord on or before the termination date therefor in accordance with the provisions of Paragraph 9(a) of this Lease. Tenant shall save, indemnify, defend and hold Landlord harmless from any and all liability arising out of Tenant's failure to surrender the Second Floor Premises on or before the date so specified by Landlord in accordance with the provisions of this Paragraph 26. Notwithstanding the foregoing, if the Platinum lease shall terminate or the Platinum expansion option should otherwise become ineffective for any reason, Landlord shall promptly notify Tenant thereof. Within five (5) business days after receipt of Landlord's notice, Tenant shall notify Landlord that Tenant elects either (i) to have this Lease terminate with respect to the Second Floor Premises on the termination date originally specified by Landlord or (ii) to keep this Lease in full force and effect with respect to the Second Floor Premises, in which case Landlord's prior termination notice shall be null and void.

        27.     PARKING.

                (a) Upon payment of the parking rental being charged therefor from time to time, Tenant shall have the right to use on a nonexclusive basis the number of parking spaces in the Parking Lot which represents its pro rata share (based upon the rentable area of the Premises) of the rentable area of the Building, but not less than one parking space per 1,000 rentable square feet in the Premises. In the event additional parking spaces become available during the Term of this Lease, Landlord will offer such spaces to Tenant on the same terms and conditions. The use of such spaces shall be for the parking of motor vehicles used by Tenant, its officers, employees and customers only, and shall be subject to all applicable laws and the reasonable, uniform and non-discriminatory rules and regulations adopted by Landlord from time to time for the use of the Parking Lot. The parking rental payable by Tenant hereunder shall include all taxes imposed on the use of the parking spaces by any governmental or quasi-governmental authority, and such rental may be increased by Landlord at any time and from time to time; provided, however, the monthly parking rental rates charged to Tenant from time to time shall not exceed the prevailing monthly rates being charged generally to comparable users of such parking facilities or for similar parking spaces in the area. Parking rentals shall be due and payable in advance, as additional rent, on the first day of each month during which parking spaces are leased hereunder. Tenant may decrease the number of parking spaces leased from time to time upon sixty (60) days prior written notice to Landlord or Landlord's designated parking operator, provided that after any such decrease, Landlord shall only be obligated to restore such spaces to Tenant after Tenant's written request if and when such parking spaces are or become available. Parking spaces may not be assigned or transferred separate and apart from this Lease, and upon the expiration or earlier termination of this Lease, Tenant's rights with respect to all leased parking spaces shall immediately terminate. Tenant and its agents, employees, contractors, invitees or licensees shall not unreasonably interfere with the rights of Landlord or others entitled to similar use of the Parking Lot. Access to the Parking Lot will generally be available on a 24 hour basis, with in and out privileges.

                (b) The Parking Lot shall be subject to the reasonable control and management of Landlord, who may, from time to time, establish, modify and enforce reasonable, uniform and non-discriminatory rules and regulations with respect thereto. Landlord reserves the right to change, reconfigure, or rearrange the parking areas, to reconstruct or repair any portion thereof, and to restrict the use of any parking areas and do such other acts in and to such areas as Landlord deems necessary or desirable without such actions being deemed an eviction of Tenant or a disturbance of Tenant's use of the Premises and without Landlord being deemed in default hereunder; provided that Landlord shall use commercially reasonable efforts to minimize (to the extent consistent with applicable laws) the extent and duration of any resulting interference with Tenant's parking rights and in no event shall Tenant pay any rent for such parking stalls while its use of same is materially affected. Landlord may, in its sole discretion, convert the parking facilities to a reserved and/or controlled parking facility, or operate the parking facility (or a portion thereof) as an attendant assisted and/or valet parking facility.

If parking spaces are not assigned pursuant to the terms of this Lease, Landlord reserves the right at any time to assign parking spaces in a reasonable manner, and Tenant shall thereafter be responsible to insure that its employees park in the designated areas. Tenant shall, if requested by Landlord, comply with all reasonable parking practices and otherwise furnish Landlord with such information as Landlord reasonably requests. Landlord shall not be liable for any damage of any nature to, or any theft of, vehicles, or contents thereof, in or about the Parking Lot. At Landlord's request, Tenant shall cause its employees and agents using Tenant's parking spaces to execute an agreement confirming the foregoing.

        28.     Satellite Dishes.

        Tenant shall have the non-exclusive right, during the Term of this Lease, to install and maintain at its expense on the Building roof up to nine
(9) satellite dishes, none of which shall exceed three (3) meters in diameter, provided that (i) if such installation involves penetration of the roof, installation shall be completed prior to the completion of the roof in a manner satisfactory to Landlord and there shall be no impairment or voiding of Landlord's roof warranty; (ii) such dishes are placed in a location satisfactory to Landlord, in Landlord's reasonable discretion; (iii) the dishes are installed, maintained and operated in accordance with all governmental requirements and such Rules and Regulations as Landlord may prescribe; and (iv) Tenant pays Landlord the sum of One Thousand Dollars ($1,000.00) per month rent. Tenant shall indemnify Landlord from any and all liability arising in connection with the satellite dishes in accordance with Paragraph 13 of this Lease. Tenant's access to the roof must be scheduled in advance with the Building manager (except in an emergency), and Tenant's employees, agents, or contractors shall not be permitted access to the roof unless accompanied by a representative of Landlord. Tenant shall provide Landlord with at least twenty-four (24) hours' prior written notice (except in an emergency) of the need to access the roof. If Tenant requires access to the roof during non-business hours, Tenant shall reimburse Landlord, within ten (10) days after request (accompanied by reasonable supporting documentation), for the cost of having the Building security guard or engineer accompany Tenant's employees, agents or contractors onto the roof. Such costs shall be billed at the hourly rate of such security guard or engineer (including overtime rates, if applicable). Prior to the expiration or earlier termination of this Lease, Tenant, at Tenant's expense, shall remove the satellite dishes and all related installations, equipment and cabling, and repair the roof in a manner satisfactory to Landlord. Tenant's obligations under this Paragraph 28 shall survive the expiration or earlier termination of this Lease. Tenant shall have no right to assign or otherwise transfer its rights under this Paragraph 28, except in connection with a Permitted Transfer or a transfer approved by Landlord pursuant to Paragraph 12. Nothing contained in this Paragraph 28 shall be construed to give Landlord or any other tenants of the Building the right to use Tenant's satellite dishes.

        29.     UNDERGROUND STORAGE TANK.

        In the event Tenant, as part of its Tenant Improvements, installs an underground diesel storage tank ("UST") on the Premises, Tenant shall comply with each of the following requirements:

                (a) Tenant shall apply for and obtain all required permits and other governmental registrations and approvals applicable to the UST, including without limitation permits from the San Francisco Fire Department, San Francisco Department of Public Health, and the Bay Area Air Quality Management District;

                (b) Tenant shall maintain copies of all permits and other required documentation at the Premises, which shall be available for inspection by Landlord on reasonable notice;

                (c) Tenant shall be responsible for and shall comply with all applicable requirements of law relating to the location, design, construction and operation of the UST, including without limitation, requirements pertaining to leak detection, secondary containment, corrosion protection and integrity testing, general inspections, spill control and response, and inventory control;

                (d) Tenant shall not modify the UST in any manner, and shall not change the materials stored in the UST, without the prior written consent of Landlord, which may be withheld in Landlord's sole and absolute discretion, and obtaining all necessary governmental approvals for such modification or change;

                (e) Tenant shall respond to any releases from the UST immediately after Tenant becomes aware of such release, regardless of amount, and shall make all required governmental notifications in the event of a release;

                (f) In the event of any release from the UST, Tenant shall notify Landlord in writing of such release within twenty-four (24) hours after Tenant becomes aware thereof;

                (g) On or before September 1 of each year during the Term, Tenant shall file a report with Landlord identifying any incidents involving the UST such as overfills, releases or fires;

                (h) Tenant shall indemnify, defend and hold harmless Landlord and the Landlord Indemnitees in accordance with the provisions of Paragraph 13(a) of this Lease in connection with any loss, damage or claim related to or arising out of, directly or indirectly, the design, installation, operation, maintenance or removal of the UST;

                (i) In the event of a release from the UST, Tenant shall be the responsible party for all purposes under applicable law;

                (j) In the event the UST is no longer desirable for Tenant's use, and in any event prior to the expiration of the Term, Tenant shall remove the UST from the Premises in accordance with applicable law, provide Landlord with copies of all applicable closure documents, and, to the extent practicable, at commercially reasonable expense, restore the area in the vicinity of the UST to the condition existing prior to installation of the UST;

                (k) Within ten (10) days of request by Landlord, Tenant shall certify in writing to Landlord, the holder of a superior interest, and any prospective purchaser of the Real Property or tenant of the Premises, that there have been no releases from the UST during the

Term or that any releases from the UST during the Term have been fully remediated to the satisfaction of all applicable governmental entities having jurisdiction;

                (l) Prior to installation of the UST, Tenant shall provide to Landlord, and maintain in effect until such time as the UST is removed from the Premises in accordance with applicable law (i) an Underground Storage Tank Compliance policy in the minimum amount of One Million Dollars ($1,000,000.00) and (ii) a Pollution Legal Liability Policy in the minimum amount of Five Million Dollars ($5,000,000.00), naming Landlord and the holder of any Superior Interest (if so designated by Landlord) as additional insureds and otherwise in a form and issued by companies reasonably satisfactory to Landlord; and

                (m) Tenant acknowledges that the provisions of this Paragraph 29 shall survive the expiration or sooner termination of this Lease, and may be enforced by Landlord as well as any successor-in-interest of Landlord.

        IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Lease as of the day and year first above written.


                                        LANDLORD:

                                        SKS BRANNAN ASSOCIATES, LLC,
                                        Delaware limited company

                                        By SKS Investments LLC, a Delaware
                                        limited liability company, Member

                                        By:  /s/ PAUL STEIN
                                           -------------------------------------
                                                 Paul E. Stein, Member
                                           -----------------------------

                                        TENANT:

                                        QUOKKA SPORTS, INC.,
                                        a Delaware corporation


                                        By:  /s/ ALAN RAMADAN
                                           -------------------------------------

                                        Its: President and CEO
                                           -------------------------------------


                                        By:  /s/ LES SCHMIDT
                                           -------------------------------------

                                        Its: CFO/EVP
                                           -------------------------------------

                                    EXHIBIT A

                                   FLOOR PLAN

                                    EXHIBIT B

                         BUILDING RULES AND REGULATIONS


        1. Sidewalks, halls, passages, exits, entrances, elevators, escalators and stairways shall not be obstructed by tenants or used by them for any purpose other than for ingress to and egress from their respective premises. The halls, passages, exits, entrances, elevators, escalators and stairways are not for the use of the general public and Landlord shall in all cases retain the right to control and prevent access thereto by all persons whose presence, in the judgment of Landlord, would be prejudicial to the safety, character, reputation and interests of the Building and its tenants.

        2. No sign, placard, picture, name, advertisement or notice, visible from the exterior of leased premises shall be inscribed, painted, affixed or otherwise displayed by any tenant either on its premises or any part of the Building without the prior written consent of Landlord, and Landlord shall have the right to remove any such sign, placard, picture, name, advertisement, or notice without notice to and at the expense of the tenant.

                If Landlord shall have given such consent to any tenant at any time, whether before or after the execution of the Lease, such consent shall in no way operate as a waiver or release of any of the provisions hereof or of such Lease, and shall be deemed to relate only to the particular sign, placard, picture, name, advertisement or notice so consented to by Landlord and shall not be construed as dispensing with the necessity of obtaining the specific written consent of Landlord with respect to any other such sign, placard, picture, name, advertisement or notice.

                No signs will be permitted on any entry door unless the door is glass. All glass door signs must be approved by Landlord. Signs or lettering shall be printed, painted, affixed or inscribed at the expense of the tenant by a person approved by Landlord.

        3. The bulletin board or directory of the Building will be provided exclusively for the display of the name and location of tenants only and Landlord reserves the right to exclude any other names therefrom. Landlord reserves the right to restrict the amount of directory space utilized by Tenant.

        4. No curtains, draperies, blinds, shutters, shades, screens or other coverings, hangings or decorations shall be attached to, hung or placed in, or used in connection with, any window on any premises without the prior written consent of Landlord. In any event, with the prior written consent of Landlord, all such items shall be installed inside of Landlord's standard draperies and shall in no way be visible from the exterior of the Building. No articles shall be placed or kept on the window sills so as to be visible from the exterior of the Building.

        5. Landlord reserves the right to exclude from the Building between the hours of 6 P.M. and 6 A.M. and at all hours on Saturdays, Sundays and holidays all persons who do not present a pass to the Building signed by Landlord. Landlord will furnish passes to persons for whom any tenant requests the same in writing. Each tenant shall be responsible for all persons for whom it requests passes and shall be liable to Landlord for all acts of such persons.

                Landlord shall in no case be liable for damages for any error with regard to the admission to or exclusion from the Building of any person.

                During any invasion, mob, riot, public excitement or other circumstance rendering such action advisable in Landlord's opinion, Landlord reserves the right to prevent access to the Building by closing the doors, or otherwise, for the safety of tenants and protection of the Building and property in the Building.

        6. No tenant shall employ any person or persons other than the janitor of Landlord for the purpose of cleaning the premises unless otherwise agreed to by Landlord in writing. Except with the written consent of Landlord, no person or persons other than those approved by Landlord shall be permitted to enter the Building for the purpose of cleaning the same. No tenant shall cause any unnecessary labor by reason of such tenant's carelessness or indifference in the preservation of good order and cleanliness. Landlord shall in no way be responsible to any tenant for any loss of property on the premises, however occurring, or for any damage done to the property of any tenant by the janitor or any other employee or any other person. Janitorial service shall include ordinary dusting and cleaning by the janitor assigned to such work and shall not include beating or cleaning of carpets or rugs or moving of furniture or other special services. Janitorial service will not be furnished on nights when rooms are occupied after 9:30 p.m. Window cleaning shall be done only by Landlord, and at such intervals and such hours as Landlord shall deem appropriate. Any janitorial service employed by Landlord shall be insured and bonded.

        7. No tenant shall obtain for use upon its premises ice, drinking water, food, beverage, towel or other similar services, or accept barbering or bootblacking services in its premises, except from persons authorized by Landlord, and at hours and under regulations fixed by Landlord.

        8. Each tenant shall see that the doors of its premises are closed and securely locked and must observe strict care and caution that all water faucets or water apparatus are entirely shut off before the tenant or its employees leave such premises, and that all utilities shall likewise be carefully shut off, so as to prevent waste or damage, and for any default or carelessness the Tenant shall make good all injuries sustained by other tenants or occupants of the Building or Landlord. On multiple-tenancy floors all tenants shall keep the door or doors to the Building corridors closed at all times except for ingress and egress.

        9. No tenant shall alter any lock or install a new or additional lock or any bolt on any door of its premises without the prior written consent of Landlord. If Landlord shall give its consent, the tenant shall in each case furnish Landlord with a key for any such lock.

        10. Landlord will furnish Tenant without charge with two (2) keys to each door lock provided in the Premises by Landlord. Landlord may make a reasonable charge for any additional keys. Tenant shall not have any such keys copied or any keys made. Each tenant, upon the termination of the tenancy, shall deliver to Landlord all the keys of or to the Building, offices, rooms and toilet rooms which shall have been furnished to the Tenant or which the Tenant shall have had made. In the event of the loss of any keys so furnished by Landlord, Tenant shall pay Landlord therefor.

        11. The toilet rooms, toilets, urinals, wash bowls and other apparatus shall not be used for any purpose other than that for which they were constructed and no foreign substance of any kind whatsoever shall be thrown therein, and the expense of any breakage, stoppage or damage resulting from the violation of this rule shall be borne by the tenant who, or whose employees or invitees, shall have caused it.

        12. Except as provided in Paragraph 29 of the Lease, no tenant shall use or keep in its premises or the Building any kerosene, gasoline or inflammable or combustible fluid or material or use any method of heating or air conditioning other than that supplied by Landlord. Tenant shall have the right, however, subject to Landlord's prior written approval, which shall not be unreasonably withheld, to install uninterrupted power supply units in the Premises and supplementary HVAC units on the roof of the Building.

        13. No tenant shall use, keep or permit to be used or kept in its premises any foul or noxious gas or substance or permit or suffer such premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations or interfere in any way with other tenants or those having business therein, nor shall any animals or birds be brought or kept in or about any premises or the Building.

        14. No cooking shall be done or permitted by any tenant on its premises, except in a microwave oven, or for the preparation of coffee, tea, hot chocolate and similar items for tenants and their employees, nor shall such premises be used for lodging.

        15. Except with the prior written consent of Landlord, no tenant shall sell, or permit the sale, at retail of newspapers, magazines, periodicals, theater tickets or any other goods or merchandise in or on any premises, nor shall any tenant carry on, or permit or allow any employee or other person to carry on, the business of stenography, typewriting or any similar business in or from any premises for the service or accommodation of occupants of any other portion of the Building, nor shall the premises of any tenant be used for the storage of merchandise or for manufacturing of any kind, or the business of a public barber shop, beauty parlor, or any business or activity other than that specifically provided for in such tenant's lease.

        16. Landlord will direct electricians as to where and how telephone, telegraph and electrical wires are to be introduced or installed. No boring or cutting for wires will be allowed without the prior written consent of Landlord. The location of telephones, call boxes and other office equipment affixed to all premises shall be subject to the written approval of Landlord. All electrical appliances must be grounded and must meet UL Label Standards.

        17. No tenant shall install any radio or television antenna, loudspeaker or any other device on the exterior walls of the Building.

        18. No tenant shall lay linoleum, tile, carpet or any other floor covering so that the same shall be affixed to the floor of its premises in any manner except as approved in writing by Landlord. The expense of repairing any damage resulting from a violation of this rule or the removal of any floor covering shall be borne by the tenant by whom, or by whose contractors, employees or invitees, the damage shall have been caused.

        19. No furniture, freight, equipment, packages or merchandise will be received in the Building or carried up or down the elevators, except between such hours, through such entrances and in such elevators as shall be designated by Landlord. Landlord reserves the right to require that moves be scheduled and carried out during non-business hours of the Building. Landlord shall have the right to reasonably prescribe the weight, size and position of all safes and other heavy equipment brought into the Building. Safes or other heavy objects shall, if considered necessary by Landlord, stand on wood strips of such thickness as is necessary to properly distribute the weight thereof. Landlord will not be responsible for loss of or damage to any such safe or property from any cause, and all damage done to the Building by moving or maintaining any such safe or other property shall be repaired at the expense of the Tenant.

        20. No tenant shall overload the floor of its premises or mark, or drive nails, screw or drill into, the partitions, woodwork or plaster or in any way deface such premises or any part thereof.

        21. There shall not be used in any space, or in the public areas of the Building, either by any tenant or others, any hand trucks except those equipped with rubber tires and side guards. No other vehicles of any kind shall be brought by any tenant into or kept in or about any premises in the Building.

        22. Each tenant shall store all its trash and garbage within the interior of its premises. No material shall be placed in the trash boxes or receptacles if such material is of such nature that it may not be disposed of in the ordinary and customary manner of removing and disposing of trash and garbage in the City of San Francisco without violation of any law or ordinance governing such disposal. All trash, garbage and refuse disposal shall be made only through entryways and elevators provided for such purposes and at such times as Landlord shall designate.

        23. Canvassing, soliciting, distribution of handbills and other written materials and peddling in the Building are prohibited and each tenant shall cooperate to prevent the same.

        24. Landlord shall have the right, exercisable without notice and without liability to any tenant, to change the name and address of the Building.

        25. The requirements of tenants will be attended to only upon application at the office of the Building. Employees of Landlord shall not perform any work or do anything outside of their regular duties unless under special instructions from Landlord, and no employee will admit any person (tenant or otherwise) to any office without specific instructions from Landlord.

        26. Landlord may waive any one or more of these Rules and Regulations for the benefit of any particular tenant or tenants, but no such waiver by Landlord shall be construed as a waiver of such Rules and Regulations in favor of any other tenant or tenants, nor prevent Landlord from thereafter enforcing any such Rules and Regulations against any or all tenants of the Building.

        27. These Rules and Regulations may be changed from time to time, as Landlord may deem appropriate, and are in addition to, and shall not be construed to in any way modify, alter or amend, in whole or in part, the terms, covenants and conditions of the Lease. No such modification shall materially impair Tenant's rights under the Lease unless Tenant consents thereto.

                                    EXHIBIT C

                           CONSTRUCTION AGREEMENT FOR
                       INITIAL IMPROVEMENT OF THE PREMISES

        This Construction Agreement for Initial Improvement of the Premises (this "Construction Agreement") is a part of the Office Lease between SKS Brannan Associates, LLC ("Landlord") and Quokka Sports, Inc. ("Tenant") for premises located at 475 Brannan Street.

        1. Improvements. The Base Building Improvements described in Paragraph 2 shall be furnished and installed within the Premises substantially in accordance with the plans and specifications for the Building without cost or expense to Tenant. Any work in addition to Base Building Improvements is referred to herein as "Tenant Improvements" and shall be furnished and installed within the Premises substantially in accordance with plans and specifications to be prepared by Tenant and approved by Landlord in accordance with this Construction Agreement and shall be furnished and installed at the expense of Tenant, except for the amount of the Landlord's Contribution described in Paragraph 12. For purposes hereof, the cost of the Tenant Improvements shall include all costs associated with the design and construction of the Tenant Improvements, including, without limitation, all building permit fees, payments to design consultants for services and disbursements, all demolition and other preparatory work premiums for insurance and bonds, general conditions, such inspection fees as Landlord may incur, reimbursement to Landlord for permit and other fees Landlord may incur that are fairly attributable to the Tenant Improvement work and the cost of installing any additional electrical capacity or telecommunications capacity required by Tenant.

        2. Base Building Improvements. Base Building Improvements shall consist of those items listed on the attached Schedule 1 and, to the extent Landlord agrees to such modifications, the proposed modifications listed on the attached Schedule 2.

        3. Tenant's Architect, Engineers and Contractors. Tenant shall select its own architects and general contractor ("Contractor"), subject to the consent of Landlord. Tenant shall use Mazzetti & Associates as its mechanical engineer, F.W. Associates as its electrical engineer and Stephen Tipping & Associates as its structural engineer (collectively, "Landlord's Consultants"). The cost of preparing all plans and specifications for the Tenant Improvements (including without limitation the Conceptual Plans referred to in Paragraph 4 of this Construction Agreement and the Working Drawings referred to in Paragraph 5 of this Construction Agreement), and the cost of preparing any changes thereto shall be paid by Tenant, although Tenant may apply the Landlord's Contribution to the payment of such costs in accordance with the provisions of Paragraph 12 of this Construction Agreement.

        4. Submittal of Conceptual Plans. Tenant shall submit to Landlord conceptual plans for the Tenant Improvements (the "Conceptual Plans"), including architectural, electrical and reflected ceiling drawings within a reasonable time after the full execution of the Lease. Such Conceptual Plans shall be for the general information of Landlord, and to assist in the coordination of the design and construction of the Tenant Improvements, but receipt of such

Conceptual Plans by Landlord shall not constitute an approval by Landlord of the design or specifications shown thereon. As soon as reasonably practicable, or, if Tenant has engaged Landlord's Consultants to assist in coordinating the Base Building Improvements and the Tenant Improvements, then within fifteen (15) days following receipt by Landlord of such plans from Tenant, Landlord shall review, comment on and return the Conceptual Plans to Tenant, marked "Approved," "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit." If the Conceptual Plans are returned to Tenant marked "Approved," the Conceptual Plans shall be deemed approved by Landlord and the procedure set forth in Paragraph 5 below shall be followed. If the Conceptual Plans are returned to Tenant marked "Approved as Noted," the Conceptual Plans so submitted shall be deemed approved by Landlord and the procedure set forth in Paragraph 5 below shall be followed; provided however, in preparing the Working Drawings, Tenant shall cause Tenant's Architect to incorporate Landlord's noted items into the Working Drawings. If the Conceptual Plans are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause such plans to be revised, taking into account the reasons for Landlord's disapproval, and shall resubmit revised plans to Landlord for review within five (5) days after return of the Conceptual Plans to Tenant by Landlord. The same procedure shall be repeated until Landlord fully approves the Conceptual Plans. Notwithstanding the foregoing, however, at either party's request, Landlord and Tenant shall meet and confer in an attempt to resolve any disagreements before Tenant is required to revise the Conceptual Plans. All disapprovals by Landlord shall be made in Landlord's reasonable discretion.

        5. Submittal of Working Drawings. Within a reasonable time after Landlord's approval of the Conceptual Plans, Tenant shall deliver to Landlord one (1) set of reproducible sepia and three (3) sets of bluelined prints of working drawings and specifications, which drawings and specifications shall include the architectural, mechanical, electrical and plumbing components of the design (hereinafter referred to collectively as the "Working Drawings") for the Tenant Improvements prepared at Tenant's sole cost and expense (although Tenant may apply the Landlord's Contribution to the payment of such cost in accordance with the provisions of Paragraph 12 of this Construction Agreement) by an architect ("Tenant's Architect") licensed in the State of California and approved in writing by Landlord. If the draft of the Working Drawings was prepared on a computer-assisted design ("CAD") system, Tenant shall also deliver to Landlord a diskette containing the Working Drawings in the AutoCAD format. As soon as reasonably practicable, or, if Tenant has engaged Landlord's Consultants to assist in coordinating the Base Building Improvements and the Tenant Improvements, then within fifteen (15) days following the receipt by Landlord of a draft of Working Drawings from Tenant, Landlord shall return to Tenant one (1) sepia set of the Working Drawings marked "Approved," "Approved as Noted" or "Disapproved as Noted, Revise and Resubmit." If the Working Drawings are returned to Tenant marked "Approved," the Working Drawings, as so submitted, shall be deemed approved by Landlord. If the Working Drawings are returned to Tenant marked "Approved as Noted," the draft of the Working Drawings shall be deemed approved by Landlord; provided however, in preparing the final approved Working Drawings, Tenant shall cause Tenant's Architect to incorporate Landlord's noted items into the Working Drawings. If the Working Drawings are returned to Tenant marked "Disapproved as Noted, Revise and Resubmit," Tenant shall cause such Working Drawings to be revised, taking into account the reasons for Landlord's



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

disapproval and shall resubmit revised plans to Landlord for review. The same procedure shall be repeated until Landlord fully approves the Working Drawings. The Working Drawings shall be consistent with, and a logical extension of, the Conceptual Plans approved by Landlord in accordance with Paragraph 4 of this Construction Agreement. Tenant shall be solely responsible for: (i) the completeness of the Working Drawings; (ii) the conformity of the Working Drawings with the existing conditions in the Building and the Premises; (iii) the compatibility of the Working Drawings with the shell or the core or the mechanical, plumbing, life safety or electrical systems of the Building; and
(iv) the compliance of the Working Drawings with all applicable regulations, laws, ordinances, codes and rules, including, without limitation, the Americans With Disabilities Act. When the Working Drawings are approved by Landlord and Tenant, they shall be acknowledged as such by Landlord and Tenant signing each sheet of the Working Drawings. If the Working Drawings were prepared on a computer-assisted design ("CAD") system, Tenant shall also deliver to Landlord a diskette containing the approved Working Drawings in the AutoCAD format. Notwithstanding the foregoing, however, at either party's request, Landlord and Tenant shall meet and confer in an attempt to resolve any disagreements before Tenant is required to revise the Working Drawings. All disapprovals by Landlord shall be made in Landlord's reasonable discretion.

        6. Landlord's Review Responsibilities. Tenant acknowledges and agrees that Landlord's review and approval, if granted, of all Conceptual Plans and Working Drawings by Landlord is solely for the benefit of Landlord and to protect the interests of Landlord in the Building and the Premises, and Landlord shall not be the guarantor of, nor in any way or to any extent responsible for:
(i) the correctness or accuracy of any Conceptual Plans or Working Drawings;
(ii) the compliance of the Conceptual Plans or Working Drawings with applicable regulations, laws, ordinances, codes and rules; (iii) the conformance or compatibility of the Conceptual Plans or Working Drawings with existing conditions in the Building or Premises or with the shell or the core or the mechanical, plumbing, life safety or electrical systems of the Building; or (iv) the suitability for Tenant's needs and business of the design and function of all Tenant Improvements, unless Landlord requires over Tenant's objection a change in the Conceptual Plans or Working Drawings and such change violates applicable codes or is incompatible with the shell or core or Building systems, in which event Landlord shall be responsible for the cost of remedying such condition. Tenant shall require and be solely responsible for insuring that its architects, engineers and contractors verify all existing conditions in the Building, insofar as they are relevant to, or may affect, the design and construction of the Tenant Improvements, and Landlord shall have no liability to Tenant for any inaccuracy or incorrectness in any of the information supplied by Landlord with regard to existing conditions. Landlord shall, however, use reasonable efforts to provide the most recent drawings and specifications. Tenant shall be solely responsible for, and Landlord specifically reserves the right to require Tenant to make at any time and from time to time during the construction of the Tenant Improvements, any reasonable changes to the Conceptual Plans and the Working Drawings necessary to obtain any permit or to comply with all applicable regulations, laws, ordinances, codes and rules or to achieve the compatibility, as reasonably determined by Landlord, of the Conceptual Plans and Working Drawings with the shell and the core and the mechanical, plumbing, life safety and electrical systems of the Building and any third-party warranties.

        7. Pricing The Work; Landlord's Supervision Fee. Upon completion of the Working Drawings for the Tenant Improvements, Tenant shall solicit bids for construction of the Tenant Improvements and select one (the "Contractor's Bid"). Upon Tenant agreeing on a price, Tenant shall deliver a copy of the construction contract (or other documentation verifying the final bid and work to be performed) to Landlord, such delivery to occur no later than fifteen (15) days after Landlord's approval of the Working Drawings. Landlord shall not be entitled to receive a fee for the supervision of Contractor if Swinerton & Walberg is the Contractor; if Tenant employs another Contractor, Landlord shall receive a supervision fee of five percent (5%) of the cost of the Tenant Improvements (excluding the fees of architects, engineers and other consultants).

        8.      Administration of Work.

                (a) After acceptance of bids, Contractor shall administer the construction of Tenant Improvements in accordance with the Working Drawings. If Tenant requests the installation of any Tenant Improvements that do not conform to the approved Working Drawings or conflict with elements of the approved Working Drawings after such administration begins, such request shall be deemed a change and shall be subject to the provisions of Paragraph 13 below. Tenant Improvements shall comply with all applicable regulations, laws, ordinances, codes and rules, such compliance being the obligation of Tenant.

                (b) Contractor and its subcontractors and materialmen shall maintain commercial general liability insurance in an amount of not less than Three Million Dollars ($3,000,000) on a combined single limit basis and all worker's compensation insurance required by law.

                (c) If Tenant employs Swinerton & Walberg as the Contractor, Landlord shall provide access and entry to the Premises to Tenant twelve (12) weeks prior to the estimated completion date of the Base Building Improvements (estimated to occur on December 1, 1999) for installation of the Tenant Improvements, subject to all the terms and conditions of the Lease and this Construction Agreement. If Tenant does not employ Swinerton & Walberg as the Contractor, Landlord shall provide access and entry to the Premises to Tenant upon substantial completion of the Base Building Improvements. Upon and following any entry into the Premises by Tenant prior to the commencement of the Lease Term, Tenant shall perform all of the obligations of Tenant applicable under the Lease during the Term (except the obligation to pay Basic Monthly Rental and Tenant's Percentage Share of Operating Expenses and Real Property Taxes), including, without limitation, obligations pertaining to insurance, indemnity, compliance with laws and hazardous substances. In addition to the indemnity obligations of Tenant under the Lease, Tenant shall indemnify, defend and protect Landlord and hold Landlord harmless from any and all claims, proceedings, loss, cost, damage, causes of action, liabilities, injury or expense arising out of or related to claims of injury to or death of persons or damage to property to the extent occurring or resulting from the presence in the Premises or the Building of Tenant or its representatives in or about the Premises or Building during the construction period, except to the extent caused by the negligence of Landlord, such indemnity to include, but without



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

limitation, the obligation to provide all costs of defense against any such claims. This indemnity shall survive the expiration or sooner termination of the Lease.

        9.      Obligation of Tenant To Provide As-Built Plans. Within thirty
(30) days of substantial completion of the Tenant Improvements, Tenant shall cause Tenant's Architect to provide Landlord with a complete set of plans on mylar and specifications reflecting the actual conditions of the Tenant Improvements as constructed in the Premises, together with a copy of such plans on diskette in the AutoCAD format or such other format as may then be in common use for computer assisted design purposes.

        10. Reimbursement and Compensation. Tenant shall reimburse Landlord for all actual out-of-pocket costs incurred by Landlord in connection with the design and review of the Conceptual Plans and Working Drawings, provided Landlord gives Tenant prior notice that a specific cost will be incurred. Landlord may obtain any reimbursement, payment or compensation required to be paid by Tenant hereunder by deducting the amount of such reimbursement, payment or compensation from Landlord's Contribution.

        11. Contractor Payments. Tenant shall be responsible for payment of the difference between (a) Landlord's Contribution (as defined in Paragraph 12) and (b) the Contractor's Bid, as such Contractor's Bid may be modified to reflect change orders (such difference to be referred to herein as the "Tenant's Contribution"). Landlord shall make progress payments on a pro rata basis from Landlord's Contribution (in the proportion that the Landlord's Contribution bears to the Contractor's Bid, modified to reflect change orders) from time to time as the Tenant Improvements are constructed, based upon statements and invoices submitted from Contractor and provided Tenant makes a proportionate payment from Tenant's Contribution. Landlord shall pay the balance of Landlord's Contribution upon receipt of properly executed mechanics lien releases in compliance with California Civil Code Section 3262(d)(4) (Unconditional Waiver and Release Upon Final Payment) and upon Landlord's determination that no substandard work exists which adversely affects the mechanical, electrical, plumbing, heating, ventilating and air conditioning, life-safety or other systems of the Building, the curtain wall of the Building, the structure or exterior appearance of the Building, or any other tenant's use of such other tenant's premises in the Building. Tenant shall pay the balance due on any invoice or statement to the extent Landlord's payments do not fully cover such amount. Landlord shall be entitled to suspend or terminate construction of the Tenant Improvements and to declare Tenant in default in accordance with the terms of the Lease if payment by Tenant of any amounts required to be paid by Tenant under this Paragraph 11 are not received by Contractor when due or properly contested or bonded by Tenant.

        12. Landlord's Contribution. Landlord shall provide a total of $2,209,650.00 (which is based on a Landlord Contribution of $25.00 per rentable square foot) ("Landlord's Contribution"), as provided in this Paragraph 12 toward the payment for the design and construction of the Tenant Improvements in the Premises. Landlord shall in accordance with this Construction Agreement apply Landlord's Contribution to the cost of designing and constructing the Tenant Improvements and for the other purposes specifically provided in this Construction Agreement. The obligation of Landlord to make any one or more payments pursuant to the



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

provisions of this Paragraph 12 or to proceed with the construction of the Base Building Improvements shall be suspended without further act of the parties during any such time as there exists an Event of Default under the Lease or this Construction Agreement. Nothing in this Paragraph 12 shall affect the obligations of Tenant under the Lease with respect to any alterations, additions and improvements within the Premises, including, without limitation, any obligation to obtain the prior written consent of Landlord hereto.

        13.     Delays.

                (a) Landlord Delay. The term "Landlord Delay" shall mean a delay in substantial completion of the Tenant Improvements as a result of Landlord's failure to approve the Conceptual Plans or the Working Drawings within the time periods provided for such approval. Tenant and Landlord acknowledge that subject to Paragraph 2(a) of the Lease, Rental shall commence on or before March 1, 2000 regardless of whether or not the Tenant Improvements are complete and ready for occupancy by such date. Tenant assumes full responsibility for possible self-imposed delay and acknowledges that Rental may commence 2 to 4 months prior to actual completion and occupancy of all or part of the Premises.

                (b) Tenant Delay. The term "Tenant Delay" shall mean a delay in substantial completion of the Base Building Improvements, to the extent caused by (i) Tenant's request for changes to the Base Building Improvements pursuant to Schedule 2 attached hereto or (ii) entry into the Premises prior to substantial completion of the Base Building Improvements by Tenant, or any of Tenant's agents, employees, licensees, contractors or subcontractors.

        14.     Miscellaneous.

                (a) Tenant's Representative. Tenant hereby designates Jim Barrett as its sole representative with respect to the matters set forth in this Construction Agreement, who shall have full authority and responsibility to act on behalf of the Tenant as required in this Construction Agreement, and Landlord shall be entitled to rely upon the decisions and agreements made by such representative as binding upon Tenant.

                (b) Landlord's Representative. Landlord hereby designates Drew Gordon as its sole representatives with respect to the matters set forth in this Construction Agreement, who, until further notice to Tenant, shall have full authority and responsibility to act on behalf of the Landlord as required in this Construction Agreement.

                (c) Tenant's Default. If Tenant fails to make any payments when due under this Construction Agreement or otherwise fails to perform any obligation hereunder in a timely manner, which failure is not remedied after notice and expiration of the cure period, if any, specified in Paragraph 18 of the Lease, such failure shall constitute an Event of Default. Notwithstanding any provision to the contrary contained in this Lease, if an Event of Default as described in Paragraph 18 of the Lease or an Event of Default under this Construction Agreement has occurred at any time on or before the Commencement Date, then until such Event of Default is cured, (i) in addition to all other rights and remedies granted to Landlord pursuant to the Lease, Landlord shall have the right to withhold payment of all or any portion of the Landlord's



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

Contribution, and (ii) all other obligations of Landlord under the terms of this Construction Agreement shall be suspended until such time as such default is cured (in which case, Tenant shall be responsible for any delay in the substantial completion of the Premises caused by such inaction by Landlord).

                (d) Completion of Building. The Tenant Improvements may be deemed substantially complete even though improvements in certain portions of the Building have not been fully completed (so long as such does not interfere with Tenant's efficient conduct of its business), and even though Tenant's personal property may have not been installed.

                (e) Merger. Except as expressly set forth in this Construction Agreement or the Lease, Landlord has no other agreement with Tenant and has no other obligation to do any work or pay any amounts with respect to the Premises. Any other work in the Premises which may be permitted by Landlord pursuant to the terms and conditions of the Lease shall be done at Tenant's sole cost and expense and in accordance with the terms and conditions of the Lease.

                (f) Applicability of Construction Agreement. This Construction Agreement shall not be deemed applicable to any additional space added to the original Premises at any time or from time to time, whether by any options under the Lease or otherwise, or to any portion of the original Premises or any additions thereto in the event of damage or destruction of the Premises, condemnation of the Premises, or renewal or extension of the initial Term of the Lease, whether by any options under the Lease or otherwise, unless expressly so provided in the Lease or any amendment or supplement thereto.

                (g) Force Majeure. Subject to the provisions of this Paragraph 14(g), Landlord and Tenant shall be excused for the period of any delay in the performance of any obligations hereunder, when prevented from so doing by cause or causes beyond Landlord's or Tenant's, as the case may be, reasonable control which shall mean any prevention, delay or stoppage due to strikes, lockouts, labor disputes, acts of god, inability to obtain services, labor, or materials or reasonable substitutes therefor, governmental actions, civil commotions, fire or other casualty, and other causes beyond Landlord's or Tenant's reasonable control; (individually, a "Force Majeure Event" and collectively, "Force Majeure Events"). Landlord and Tenant, as the case may be, shall be excused for delay in the performance of obligations hereunder provided:

                        (i) neither Landlord nor Tenant shall be entitled to rely upon this Paragraph 14(g) unless it shall advise the other in writing of the existence of any Force Majeure Event preventing the performance of any obligation of Landlord or Tenant, as the case may be, within two (2) business days after becoming aware of the commencement of the Force Majeure Event; and

                        (ii) neither Landlord nor Tenant shall be excused from performance of any obligation for a period beyond the first to occur of (x) 90 days after the commencement of the Force Majeure Event; or (y) the termination of the Force Majeure Event.



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

                      SCHEDULE 1 TO CONSTRUCTION AGREEMENT

                           BASE BUILDING IMPROVEMENTS

1) All common areas including elevator lobbies and, if required, any multi-tenant corridors finished on corridor side only and in compliance with all local, state and federal code requirements including the Americans with Disabilities Act.

2) Hot water loop installed to each unoccupied tenant zone or a respective credit (Landlord's cost) for same work as detailed on Core and Shell design. Empty condenser water chases stubbed to each tenant zone.

3) Vertical floor deflection not to exceed 3/4" over 20' under total loads, non-cumulative.

4) Floors shall be designed to accommodate no less than 50 pounds per square foot (psf) live load plus 20 psf partition loads for a total of 70 psf. Egress corridors up to 6 feet in width with a 100 psf live load may be located anywhere on the floor.

5) Supply air delivered to floor shall be no lower than one CFM per USF and temperature no higher than fifty-five degrees at discharge shaft, on floor.

6) Floors shall include a fire sprinkler system, including a main loop, branch mains and upright heads installed to provide full coverage for an unoccupied floor.

7)      Operational freight elevator.

8) Public area water fountains as required by code and ADA for unoccupied floors.

9) Building electrical service rated at 277/480 volt, 3-phase, 4-wire system, 8.0 watts psf of connected load provided to tenant zones. Meter sockets and main disconnects will originate in main electrical room in basement and in electrical closet on each floor with one (1) 3-inch conduit stubbed to each tenant zone.

10) A telephone terminal room will be located on each floor with one (1) 3-inch conduit stubbed to each tenant zone.

11) Two (2) 20-amperes, 277 volt circuits for emergency egress lighting and exist signs stubbed to each tenant zone. A "tenant zone" is one-quarter of a floor.

12) A main building fire alarm system complete with control panels, LED annunciator panel, manual pull stations, smoke detectors, magnetic door holders, horns and strobes provided on every floor. Fire alarm circuits provided in each tenant zones will be sized at a ratio of 5 amps of fire alarm current per 200 amps of power.

13)     Finished men's and women's restrooms on each floor of the Premises.

14)     Finished fire stairs designed to meet current governmental codes.

15)     Abatement of all asbestos in the Premises.

16)     Fireproofing on structural steel members as required by code.

17) All core walls and perimeter walls to be insulated and drywalled, taped, sanded and ready to accept tenant's finishes.



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

                      SCHEDULE 2 TO CONSTRUCTION AGREEMENT

          TENANT'S PROPOSED MODIFICATIONS TO BASE BUILDING IMPROVEMENTS


        1. Landlord acknowledges that Tenant desires to modify the Base Building Improvements in the manner shown on Schedule 2A attached hereto, and Landlord and Tenant agree to employ the same spirit of cooperation in resolving any issues arising pursuant to this Schedule 2 as the parties employed in negotiation of the Lease. Specifically, Landlord agrees to review in good faith the modifications proposed by Tenant, but Landlord, in its sole discretion, may determine whether to make any such modifications. By way of example and not limitation, Landlord may decline to make any proposed modification if Landlord, in its sole discretion (exercised in good faith), determines that one or more of the following situations apply: (a) the proposed modification would cause delay in the delivery of premises to other tenants in the Building; (b) the proposed modification may impair the structural strength of the Building or adversely affect the Building's electrical, plumbing, mechanical or life safety systems;
(c) the proposed modification would increase the cost of maintaining or operating the Building, unless Tenant agrees to pay such additional cost; (d) the proposed modification would detract from the image of the Building or is not consistent with the architectural design of the Building; or (e) the proposed modification is otherwise not in the best interests of Landlord and/or other tenants in the Building.

        2.      If Landlord agrees to make any of the proposed modifications on
Schedule 2A, Tenant shall be responsible for all costs directly or indirectly incurred as a result of such modifications, including, without limitation, alterations to existing Base Building Improvements necessitated by such changes and architectural and engineering fees and costs incurred in reviewing or implementing the proposed modifications ("Additional Costs"). Tenant shall pay the estimated amount of the Additional Costs within five (5) days after request by Landlord, accompanied by reasonable supporting documentation. As soon as reasonably practical following completion of the Base Building Improvements, Landlord shall provide to Tenant a final accounting of the Additional Costs. Landlord shall refund any overpayments to Tenant, or Tenant shall pay any additional amount owing to Landlord, within thirty (30) days after such accounting is delivered to Tenant.

                                    EXHIBIT D

                          COMMENCEMENT DATE MEMORANDUM


        THIS MEMORANDUM is entered into as of __________ __, ____ by and between SKS BRANNAN ASSOCIATES, LLC, a Delaware limited liability company ("Landlord"), and ___________________________ ("Tenant"), with respect to that certain Office Lease dated as of _____________ __, 1999 (the "Lease") respecting certain premises (the "Premises") located in the building known as 475 Brannan Street, San Francisco, California.

        Pursuant to Paragraph 2 of the Lease, Landlord and Tenant hereby confirm and agree that the Commencement Date (as defined in the Lease) is ______________ __, _____ and that the Expiration Date (as defined in the Lease) is
_____________ __, 20__.

        This Memorandum supplements, and shall be a part of, the Lease.

        IN WITNESS WHEREOF, Landlord and Tenant have executed and delivered this Memorandum as of the day and year first above written.


                                        LANDLORD:

                                        SKS BRANNAN ASSOCIATES, LLC,
                                        a Delaware limited liability company

                                        By SKS Investments LLC, a Delaware
                                           limited liability company, Member

                                        By:
                                           -------------------------------------
                                                                        , Member
                                           -----------------------------


                                        TENANT:

                                        QUOKKA SPORTS, INC.,
                                        a Delaware corporation


                                        By:
                                           -------------------------------------

                                        Its:
                                           -------------------------------------


                                        By:
                                           -------------------------------------

                                        Its:
                                           -------------------------------------




                                       1